Exhibit 10.1

WestRock Company 401(k) Retirement Savings Plan

Amendment and Restatement

Effective July 1, 2020

WestRock Company 401(k) Retirement Savings Plan

WestRock Company (the “Controlling Company”) hereby amends and restates the WestRock Company 401(k) Retirement Savings Plan (the “Plan”).

STATEMENT OF PURPOSE

A.The Plan initially was adopted effective as of October 1, 1997.  It was last restated effective as of January 1, 2016, and has been amended since that date.  Generally effective July 1, 2020, the Plan, as set forth in this document, is intended and should be construed as a restatement and continuation of the Plan as previously in effect.  In addition, this restatement of the Plan is intended to (i) add the Company Stock Fund as an investment option under the Plan and designate the Company Stock Fund as an “employee stock ownership plan” (as defined in Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”)); (ii) reflect new regulations related to hardship withdrawals; and (iii) modify certain other Plan provisions.

B.The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.

C.The Controlling Company intends that the Plan be qualified under Code Sections 401(a) and 401(k).  Effective July 1, 2020, the Plan will include a Company Stock Fund that is primarily invested in Company Stock and which is intended to constitute an employee stock ownership plan as defined in Code Section 4975(e)(7).

STATEMENT OF AGREEMENT

To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

WestRock Company 401(k) Retirement Savings Plan

TABLE OF CONTENTS

Page

Article I DEFINITIONS1

1.1	Account1
1.2	ACP or Actual Contribution Percentage1
1.3	ACP Tests1
1.4	Active Participant1
1.5	Administrative Committee1
1.6	ADP or Actual Deferral Percentage1
1.7	ADP Tests1
1.8	Affiliate1
1.9	After-Tax Account2
1.10	Annual Addition2
1.11	Automatic Company Contribution Account2
1.12	Automatic Company Contributions2
1.13	Before-Tax Account2
1.14	Before-Tax Contributions2
1.15	Before-Tax Deferral Election2
1.16	Beneficiary2
1.17	Board2
1.18	Break in Service2
1.19	Catch-Up Contributions3
1.20	Code3
1.21	Collectively Bargained Participant3
1.22	Company Stock3
1.23	Company Stock Fund3
1.24	Compensation3
1.25	Contributions6
1.26	Controlling Company6
1.27	Covered Employee6
1.28	Deferral Election7
1.29	Defined Benefit Plan7
1.30	Defined Contribution Minimum7
1.31	Defined Contribution Plan7
1.32	Determination Date8
1.33	Disability or Disabled8
1.34	Effective Date8
1.35	Elective Deferrals8
1.36	Eligible Nonhighly Compensated Participant8
1.37	Eligible Retirement Plan8
1.38	Eligible Rollover Distribution9
1.39	Employee9
1.40	Employment Date10

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1.41	Entry Date10
1.42	ERISA10
1.43	Exhibit10
1.44	Forfeiture10
1.45	Highly Compensated Employee10
1.43	Hour of Service10
1.44	Investment Committee11
1.45	Investment Fund or Funds11
1.46	Key Employee11
1.47	Leave of Absence11
1.48	Limitation Year11
1.49	Matching Account11
1.50	Matching Contributions11
1.51	Maternity or Paternity Leave11
1.52	Maximum Deferral Amount11
1.53	MWV Salaried Plan11
1.54	MWV Union Plan11
1.55	Named Fiduciary12
1.56	Non-Key Employee12
1.57	Normal Retirement Age12
1.58	Participant12
1.59	Participant Contributions12
1.60	Participating Company12
1.61	Pension Ineligible Participant12
1.62	Permissive Aggregation Group12
1.63	Plan12
1.64	Plan Year12
1.65	Prior Plan12
1.66	Profit Sharing Account12
1.67	Profit Sharing Contributions12
1.68	Qualified Military Service13
1.69	Qualified Spousal Waiver13
1.70	Regular Matching Account13
1.71	Regular Matching Contributions13
1.72	Required Aggregation Group13
1.73	Restoration Contributions13
1.74	Rollover Account13
1.75	Rollover Contribution13
1.76	Roth Account13
1.77	Roth Contributions14
1.78	Roth Deferral Election14
1.79	Safe-Harbor Matching Account14
1.80	Safe-Harbor Matching Contributions14
1.81	Severance Date14
1.82	Spouse or Surviving Spouse14
1.83	Supplemental Account14

1.84	Supplemental Contributions14
1.85	Temporary Employee14
1.86	Top-Heavy Group14
1.87	Top-Heavy Plan15
1.88	Transfer Account15
1.89	Transfer Contributions15
1.90	Trust or Trust Agreement15
1.91	Trust Fund15
1.92	Trustee15
1.93	Valuation Date15
1.94	Year of Eligibility Service15
1.95	Years of Vesting Service17

Article II ELIGIBILITY19

2.1	Initial Eligibility Requirements19
2.2	Interruptions of Service or Change in Status20

Article III CONTRIBUTIONS22

3.1	Participant Contributions22
3.2	Matching Contributions26
3.3	Automatic Company Contributions27
3.4	Supplemental Contributions28
3.5	Profit Sharing Contributions28
3.6	Form of Contributions28
3.7	Timing of Contributions28
3.8	Contingent Nature of Company Contributions29
3.9	Restoration Contributions29
3.10	Military Service29

Article IV ROLLOVERS AND TRANSFERS BETWEEN PLANS31

4.1	Rollover Contributions31
4.2	Transfer Contributions31
4.3	Spin-Offs to Other Plans32

Article V PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS33

5.1	Establishment of Participants’ Accounts33
5.2	Allocation and Crediting of Before-Tax, Roth, Safe-Harbor Matching, Regular Matching, Automatic Company, Rollover and Transfer Contributions33
5.3	Allocation and Crediting of Profit Sharing Contributions33
5.4	Allocation and Crediting of Supplemental Contributions33
5.5	Crediting of Restoration Contributions35
5.6	Use of Forfeitures35
5.7	Allocation and Crediting of Investment Experience35
5.8	Notice to Participants of Account Balances35
5.9	Good Faith Valuation Binding36

Article VI CONTRIBUTION AND SECTION 415 LIMITATIONS AND NONDISCRIMINATION REQUIREMENTS37

6.1	Maximum Limitation on Elective Deferrals37

6.2	Nondiscrimination Requirements for Participant Contributions38
6.3	Nondiscrimination Requirements for Matching Contributions41
6.4	Code Section 415 Limitations on Maximum Contributions44
6.5	Construction of Limitations and Requirements44

Article VII INVESTMENTS45

7.1	Establishment of Trust Account45
7.2	Investment Funds45
7.3	Participant Direction of Investments45
7.4	Valuation48
7.5	Purchase of Life Insurance48
7.6	Voting and Tender Offer Rights with Respect to Investment Funds48
7.7	Fiduciary Responsibilities for Investment Directions48
7.8	Appointment of Investment Manager; Authorization to Invest in Collective Trust49
7.9	Voting and Tender Offer Rights With Respect to Company Stock49

Article VIII ESOP Provisions51

8.1	Designation as an ESOP51
8.2	Flexible Dividend Program51
8.3	Election for Dividend Distribution52
8.4	Failure to Elect52

Article IX VESTING IN ACCOUNTS53

9.1	General Vesting Rule53
9.2	Vesting Upon Attainment of Normal Retirement Age, Death or Disability54
9.3	Timing of Forfeitures and Vesting after Reemployment54
9.4	Vesting Following Partial Distributions55
9.5	Amendment to Vesting Schedule55

Article X in-service WITHDRAWALS AND LOANS56

10.1	Hardship Withdrawals56
10.2	After-Tax and Rollover Account Withdrawals57
10.3	Age 59½ Withdrawals57
10.4	Disability Distribution58
10.5	Qualified Reservist Distributions58
10.6	Distributions and Withdrawals from Transfer Accounts58
10.7	Loans to Participants58
10.8	Recordkeeper Transition Rule60
10.9	General Rules60

Article XI PAYMENT OF BENEFITS FROM ACCOUNTS62

11.1	Benefits Payable for Reasons Other Than Death62
11.2	Death Benefits63
11.3	Restrictions on Distributions from Before-Tax, Roth, Safe Harbor Matching and Supplemental Accounts64
11.4	Forms of Distribution64
11.5	Qualified Domestic Relations Orders67
11.6	Beneficiary Designation67
11.7	Claims68

11.8	Explanation of Rollover Distributions71
11.9	Unclaimed Benefits71
11.10	Recovery of Mistaken Payments72
11.11	Recordkeeper Transition Rule72

Article XII ADMINISTRATION73

12.1	Administrative Committee; Members73
12.2	Organization of Administrative Committee73
12.3	Powers and Responsibility73
12.4	Delegation75
12.5	Reporting and Disclosure75
12.6	Construction of the Plan75
12.7	Investment Committee76
12.8	Assistants and Advisors77
12.9	Committee Records77
12.10	Reports77
12.11	Indemnification78

Article XIII ALLOCATION OF AUTHORITY AND RESPONSIBILITIES79

13.1	Controlling Company79
13.2	Administrative Committee79
13.3	Investment Committee79
13.4	Trustee80
13.5	Limitations on Obligations of Fiduciaries80
13.6	Delegation80
13.7	Multiple Fiduciary Roles80

Article XIV AMENDMENT, TERMINATION AND ADOPTION81

14.1	Amendment81
14.2	Termination81
14.3	Adoption of the Plan by a Participating Company82
14.4	Merger, Consolidation and Transfer of Assets or Liabilities83

Article XV TOP-HEAVY PROVISIONS84

15.1	Top-Heavy Plan Years84
15.2	Determination of Top-Heavy Status84
15.3	Top-Heavy Minimum Contribution85
15.4	Top-Heavy Minimum Vesting87
15.5	Construction of Limitations and Requirements87

Article XVI MISCELLANEOUS88

16.1	Nonalienation of Benefits and Spendthrift Clause88
16.2	Headings89
16.3	Construction, Controlling Law, Venue89
16.4	Legally Incompetent89
16.5	Title to Assets, Benefits Supported Only By Trust Fund89
16.6	Legal Action90
16.7	Exclusive Benefit; Refund of Contributions90
16.8	Plan Expenses90

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16.9	Satisfaction of Writing Requirement By Other Means91
16.10	Special Effective Dates91

SCHEDULE AA-1

SCHEDULE BB-1

SCHEDULE CC-1

SCHEDULE DD-1

SCHEDULE EE-1

EXHIBIT 1 – CLINTON FOLDINGEX1-1

EXHIBIT 2 – BATTLE CREEK MILLEX2-1

EXHIBIT 3 – [RESERVED]EX3-1

EXHIBIT 4 – AURORA CONVERTINGEX4-1

EXHIBIT 5 – ST. PAULEX5-1

EXHIBIT 6 – DALLAS MILLEX6-1

EXHIBIT 7 – MISSISQUOI MILLEX7-1

EXHIBIT 8 – EATON MILLEX8-1

EXHIBIT 9 – EUTAW FOLDINGEX9-1

EXHIBIT 10 – [RESERVED]EX10-1

EXHIBIT 11 – DEMOPOLIS HOURLY (PRIOR PLAN)EX11-1

EXHIBIT 12 – DEMOPOLIS HOURLY (ENHANCED PLAN)EX12-1

EXHIBIT 13 – DAYTON, NJ; DEER PARK, NY; HAUPPAUGE, NY plantSEX13-1

EXHIBIT 14 – STROUDSBURG MILLEX14-1

EXHIBIT 15 – SSCC COLLECTIVELY BARGAINED HOURLY EMPLOYEESEX15-1

EXHIBIT 16 – CAMILLUS FACILITYEX16-1

EXHIBIT 17 – TACOMA MILLEX17-1

EXHIBIT 18 – TACOMA MILL (SALARIED NONUNION)EX18-1

EXHIBIT 19 – Cottonton SawmillEX19-1

EXHIBIT 20 – Chicago, IllinoisEX20-1

EXHIBIT 21 – Mahrt Bargaining UnitEX21-1

EXHIBIT 22 – Covington Mill Bargaining UnitsEX22-1

EXHIBIT 23 – Low Moor MillEX23-1

EXHIBIT 24 – Evadale MillEX24-1

EXHIBIT 25 – Silsbee MillEX25-1

EXHIBIT 26 – [RESERVED]EX26-1

EXHIBIT 27 – COAL CENTEREX27-1

EXHIBIT 28 - CLEVELAND AND LANCASTEREX28-1

EXHIBIT 29 - BATTLE CREEKEX29-1

EXHIBIT 30 – LONGVIEW, WASHINGTONEX30-1

EXHIBIT 31 - SEATTLEEX31-1

EXHIBIT 32 – CEDAR RAPIDSEX32-1

EXHIBIT 33 - MESQUITEEX33-1

EXHIBIT 34 – ROANOKE RAPIDSEX34-1

EXHIBIT 35 – NORTH CHARLESTON, SC AND CHARLESTON, SCEX35-1

EXHIBIT 36 - FRIDLEYEX36-1

EXHIBIT 37 - AMSTERDAMEX37-1

EXHIBIT 38 – BOWLING GREENEX38-1

EXHIBIT 39 – ONTARIO, CAEX39-1

EXHIBIT 40 – TWIN FALLS, ID AND YAKIMA, WAEX40-1

EXHIBIT 41 – WEST SPRINGFIELDEX41-1

EXHIBIT 42 – LYNCHBURGEX42-1

EXHIBIT 43 – CHATTANOOGA MILLEX43-1

EXHIBIT 44 – LANCASTEREX44-1

Article I
DEFINITIONS

For purposes of the Plan, the following terms, when used with an initial capital letter, will have the meanings set forth below unless a different meaning plainly is required by the context.

1.1Account

means, with respect to a Participant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.  The Administrative Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant and Beneficiary.  “Account” refers to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.

1.2ACP or Actual Contribution Percentage

means the percentage described in Section 6.3(c).

1.3ACP Tests

means the nondiscrimination tests described in Section 6.3.

1.4Active Participant

means, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan since the last date his or her employment commenced or recommenced; provided, to the extent applicable, “Active Participant” will apply separately to each type of Contribution which has a different eligibility requirement under the Plan.

1.5Administrative Committee

means the committee which will act to administer the Plan as provided in Article XII.  The Administrative Committee will be the plan administrator, as that term is defined in Code Section 414(g), and the administrator, as that term is defined in ERISA Section 3(16)(A).

1.6ADP or Actual Deferral Percentage

means the percentage described in Section 6.2(c).

1.7ADP Tests

means the nondiscrimination tests described in Section 6.2.

1.8Affiliate

means, as of any date, other than for purposes of Section 6.4, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control (within the meaning of Code Section 414(c)) with a Participating Company; (C) is a member of an affiliated service group (as defined in Code Section 414(m)) which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations under Code Section 414(o).  Solely for purposes of Sections 6.4 and 1.24(d), the term “Affiliate” as defined in this Section will be deemed to include any entity that would be an Affiliate if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” in each place the latter phrase appears in Code Section 1563(a)(1).

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1.9After-Tax Account

means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his or her interest in the Trust Fund attributable to any after-tax contributions previously made to the Plan and any after-tax contributions transferred to such subaccount as a result of the merger (or transfer of assets and liabilities) of another qualified plan into this Plan.

1.10Annual Addition

means the sum of the amounts described in Code Section 415(c)(2).

1.11Automatic Company Contribution Account

means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his or her interest in the Trust Fund attributable to Automatic Company Contributions.

1.12Automatic Company Contributions

means the amounts paid by each Participating Company to the Trust Fund on behalf of each Pension Ineligible Participant, pursuant to the terms of Section 3.3.

1.13Before-Tax Account

means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his or her interest in the Trust Fund attributable to his or her Before-Tax Contributions and any before-tax contributions transferred to such subaccount as a result of the merger (or transfer of assets and liabilities) of another qualified plan into this Plan.

1.14Before-Tax Contributions

means the amounts paid by each Participating Company to the Trust Fund at the election (or deemed election) of Participants pursuant to the terms of Section 3.1 that the Participant has not irrevocably designated as Roth Contributions pursuant to Section 3.1(b).

1.15Before-Tax Deferral Election

means an election (including a deemed election) by an Active Participant directing the Participating Company of which he or she is an Employee to withhold a percentage of his or her current Compensation from his or her paychecks and to contribute such withheld amount to the Plan as a Before-Tax Contribution, pursuant to the terms of Section 3.1(a).

1.16Beneficiary

means the person(s) designated (or deemed designated) in accordance with Section 11.6 to receive any death benefits that may be payable under the Plan upon the death of a Participant.

1.17Board

means the Board of Directors of the Controlling Company.  To the extent any committee of the Board has the authority to act on behalf of the Board, an action taken by such committee will be treated as an action by the Board.

1.18Break in Service

will have the meaning set forth in subsection (a) hereof, subject to the terms of subsection (b) hereof:

General Rule

.  Subject to the terms of subsection (b) hereof, “Break in Service” means, generally, a period of 12 consecutive months beginning on a Severance Date or anniversary of such date, during which an Employee does not complete an Hour of Service.  For

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purposes of determining whether or not the Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave will not have a Break in Service until the second anniversary of the first day of such absence from employment; provided, the period between the first and second anniversary of such first day of absence is not a period of service for any other purpose.

Effect of Family and Medical Leave Act

.  For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, to the extent required under the Family and Medical Leave Act of 1993 and the regulations thereunder, an Employee will be deemed to be performing services for an Affiliate during any period the Employee is granted leave under such Act.

1.19Catch-Up Contributions

means the additional Participant Contributions that may be made pursuant to the terms of Section 3.1(e) by Participants who have attained age 50 by the last day of a Plan Year.

1.20Code

means the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

1.21Collectively Bargained Participant

means an Employee who participates in the Plan pursuant to the terms of a collective bargaining agreement between employee representatives and one or more Participating Companies which by its terms provides for the Employee’s participation in the Plan, as set forth on an Exhibit to the Plan.

1.22Company Stock

means the common stock of the Controlling Company, which common stock is (i) “publicly traded” as defined in Treasury Regulation Section 54.4975-7(b)(1)(iv); (ii) a registration-type class of securities under Code Section 409(e); and (iii) a “qualifying employer security” as defined in Code Section 4975(e)(8).  Shares of Company Stock issued to the Trust under the terms of the Plan will not be subject to any trading limitations as described in Treasury Regulation Section 54.4975-7(b)(10) when distributed from the Trust.  In the event Company Stock ceases to be publicly traded, Participants will have the right to require that the Controlling Company repurchase any shares of Company Stock distributed from the Plan in accordance with Code Sections 409(h) and 4975(e)(7), and the Plan will be amended at such time to incorporate such requirements.

1.23Company Stock Fund

means the Investment Fund invested primarily in shares of Company Stock.  Solely as necessary to provide funds for exchanges or redemptions or to pay Plan expenses, the Company Stock Fund may also include a level of short-term liquid investments as may be established by the Trustee and the Controlling Company from time to time.  The Company Stock Fund is intended to constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7).

1.24Compensation

has the meaning set forth in subsection (a), (b), (c), (d), or (e) hereof, whichever is applicable:

Benefits Compensation

.  For purposes of determining the amount of Participant Contributions under Section 3.1, determining the amount of Matching Contributions under Section 3.2(a), determining the amount of Automatic Company Contributions under

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Section 3.3, determining the amount of Profit Sharing Contributions under Schedule C hereto or an applicable Exhibit, allocating Supplemental Contributions pursuant to Section 5.4, and for all other purposes except those set forth in subsections (b), (c), (d), (e) or (f) hereof or otherwise in the Plan or an applicable Exhibit, “Compensation” means, for any Plan Year, the total of the amounts described in subsections (a)(1) hereof, excluding (to the extent included in subsection (a)(1) hereof) the amounts described in subsections (a)(2), (a)(3), (a)(4), and (a)(5) hereof, as follows:

(1)Wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Affiliate (without regard to whether or not such amounts are paid in cash), to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Teas. Reg. §1.62-2(c); excluding

(2)Any amounts that are:

(A)contributions made by an Affiliate (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a SEP described in Code Section 408(k) or a SIMPLE IRA described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified);

(B)realized from the exercise of a nonstatutory option, or when restricted stock or other property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(C)realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

(D)other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code Section 125); and

(E)other items of remuneration that are similar to any of the items listed in subsection (a)(2)(A) through (a)(2)(D) hereof;

(F)amounts that consist of any reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, and welfare benefits (even if includible in gross income) excluding

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(3)All amounts included in subsection (a)(1) (and to the extent not excluded under subsection (a)(2) hereof) that are paid after the Employee’s severance from employment with all Affiliates, except to the extent that (A) the Compensation is paid by the later of 2½ months after severance from employment or the end of the Plan Year that includes the date of severance from employment, and (B) (i) the Compensation is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differentials), commissions, bonuses or other similar payments, and the Compensation would have been paid to the Employee prior to severance from employment if the Employee had continued in employment with an Affiliate; (ii) the Compensation is payment for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued and the Compensation would have been included in Compensation under the Plan if paid prior to severance from employment; or (iii) the Compensation is a payment from a nonqualified deferred compensation plan that is includible in gross income, and that would have been paid to the Employee at the same time if the Employee had continued in employment and would have been included in Compensation under the Plan if paid prior to severance from employment.  The exclusion under this subsection (a)(3) does not apply to payments to an individual who does not currently perform services for an Affiliate because of Qualified Military Service, to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for an Affiliate rather than entering Qualified Military Service.  The exclusion in this subsection (a)(3) does not apply to payments to an Employee who is permanently and totally disabled as defined in Code Section 22(e)(3), but only if the Employee is not a Highly Compensated Employee immediately before becoming disabled or the Plan provides for the continuation of contributions on behalf of all Employees who are permanently and totally disabled for a fixed or determinable period.  For purposes of this subsection (a)(3), an Employee will not be considered to have a severance from employment if, in connection with a change of employment, the Employee’s new employer maintains the Plan with respect to the Employee; excluding

(4)All amounts included in subsection (a)(1) hereof and not excluded under subsection (a)(2) or (a)(3) hereof that consist of any amounts paid or made available to a Participant while he is not an Active Participant, provided that Automatic Company Contributions made under Section 3.3(a) to a Pension Ineligible Participant who first becomes a Participant on the Entry Date coincident with or next following the 1-month anniversary of the date he or she first becomes employed by an Affiliate will be made with respect to amounts paid or made available to such Active Participant during such first month of employment, subject to the other requirements of Section 3.3(a); excluding

(5)All Compensation in excess of $285,000 (or such other limit as is applicable for the Plan Year under Code Section 401(a)(17)).

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Regular Matching Contribution Compensation

. For purposes of determining Regular Matching Contributions under Section 3.2(b) with respect to a Collectively Bargained Participant, “Compensation” means the following, excluding any amounts described in subsections (a)(3), (a)(4), and (a)(5):

(1)for a Collectively Bargained Participant who is paid on a weekly or bi-weekly basis other than as described in subsection (b)(2), the portion of his or her regular earnings for a pay period equal to the number of Hours of Service for which he or she is compensated during such period, up to 40 hours per pay period, times his or her straight time hourly rate; and

(2)for a Collectively Bargained Participant who is paid on a semi-monthly or monthly basis, his or her regular base wages and any commissions which are paid to him or her by his or her Employer for a pay period.

Top-Heavy Compensation

.  Solely for purposes of Section 15.3 (relating to minimum Contributions under a Top-Heavy Plan), “Compensation” means, with respect to a Participant for a specified period, the amounts from all Affiliates referred to in subsection (a)(1) hereof excluding the amounts described in subsections (a)(2), (a)(3), (a)(4), and (a)(5) hereof.

Section 415 Compensation

.  Solely for purposes of Section 6.4 (relating to maximum contribution and benefit limitations under Code Section 415), “Compensation” means, with respect to a Participant for a Limitation Year, the total of the amounts from all Affiliates referred to in subsection (a)(1) hereof excluding the amounts described in subsections (a)(2), (a)(3), and (a)(4) hereof if “Limitation Year” were substituted for “Plan Year.”

Key Employee and Highly Compensated Employee Compensation

.  Solely for purposes of determining which Employees are Key Employees under Section 15.2(b)(2) and which Employees are Highly Compensated Employees under Section 1.45 for any applicable Plan Year, “Compensation” means, with respect to an Employee for a specified Plan Year, the total of the amounts from all Affiliates referred to in subsection (a)(1) hereof excluding the amounts described in subsections (a)(2), (a)(3), (a)(4) and (a)(5).

Testing Compensation

.  For purposes of performing discrimination testing to ensure compliance with Code Sections 401(a)(4), 401(k) and 401(m) and for purposes of allocating Supplemental Contributions under Section 5.4(d), “Compensation” generally means the total of the amounts from all Affiliates determined under subsection (a) hereof; provided, on a Plan Year-by-Plan Year basis, the Administrative Committee may elect to use any other definition that satisfies the nondiscrimination requirements of Code Section 414(s).

1.25Contributions

means, individually or collectively, the Before-Tax, Roth, Safe-Harbor Matching, Regular Matching, Automatic Company, Supplemental, Profit Sharing, Rollover and Transfer Contributions permitted under the Plan.

1.26Controlling Company

means WestRock Company and its successors that adopt the Plan.

1.27Covered Employee

means an Employee of a Participating Company other than:

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(a)An Employee who is a leased employee within the meaning of Code Section 414(n);

(b)An individual classified as an independent contractor, a leased employee, a non-employee consultant or an Employee of a company that is not a Participating Company under a Participating Company’s customary worker classification practices (whether or not such individual is actually an Employee of a Participating Company);

(c)An Employee who is included in a unit of Employees covered by a collective bargaining agreement between employee representatives and one or more Participating Companies, unless such agreement by its terms provides for the Employee’s participation in the Plan;

(d)An Employee who is a nonresident alien who receives no earned income from an Affiliate which constitutes income from sources within the United States;

(e)An Employee who is a resident of Puerto Rico or whose principal place of employment is in Puerto Rico;

(f)An Employee who is classified as an “intern” on a Participating Company’s payroll and personnel records;

(g)A Temporary Employee who has not completed a Year of Eligibility Service (as defined on Schedule D);

(h)An Employee who is eligible to participate in another Defined Contribution Plan to which a Participating Company contributes;

(i)An Employee who is eligible to participate in the WestRock Company Retirement Savings Plan for Puerto Rico Employees; or

(j)An Employee who is employed by Ingevity Corporation or any of its subsidiaries.

1.28Deferral Election

means an election (including a deemed election) by an Active Participant directing the Participating Company of which he or she is an Employee to withhold a percentage of his or her current Compensation from his or her paychecks and to contribute such withheld amount to the Plan as Participant Contributions, pursuant to the terms of Section 3.1.

1.29Defined Benefit Plan

means any qualified retirement plan maintained by an Affiliate which is not a Defined Contribution Plan.

1.30Defined Contribution Minimum

means the minimum contribution level as described in Section 15.3(c).

1.31Defined Contribution Plan

means any qualified retirement plan maintained by an Affiliate which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account and any income, expenses, gains,

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losses and forfeitures of accounts of other participants, which may be allocated to such participant’s account.

1.32Determination Date

means the date described in Section 15.2(b)(1).

1.33Disability or Disabled

1.1. means:

(a)a physical or mental impairment a Participant suffers while an Employee which, in the opinion of the Administrative Committee, wholly prevents him or her from holding any substantially gainful employment and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months;

(b)a medically determinably physical or mental condition that results in a determination of disability by the administrator of a long-term disability benefit plan maintained by a Participating Company and that qualifies the Participant for benefits under that plan or the federal Social Security Act;

(c)the inability to engage in any substantial, gainful activity in the Participant’s trade or profession for which the Participant is best qualified through training or experience; or

(d)as defined under the Controlling Company’s long-term disability benefit plan.

The decision of the Administrative Committee as to the existence of a Disability will be based upon uniform and nondiscriminatory rules established by the Administrative Committee and will be final and binding.

1.34Effective Date

means July 1, 2020, the date that this restatement of the Plan generally will be effective; provided, any effective date specified herein for any provision, if different from the “Effective Date,” will control.

1.35Elective Deferrals

means, with respect to a Participant for any calendar year, the total amount of his or her Participant Contributions plus such other amounts as will be determined pursuant to the terms of Code Section 402(g)(3).

1.36Eligible Nonhighly Compensated Participant

means, for purposes of allocating Supplemental Contributions for any Plan Year, a Participant who (i) is not a Highly Compensated Employee, and (ii) is taken into account in performing the ADP or ACP Tests.

1.37Eligible Retirement Plan

means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a), the terms of which permit the acceptance of rollover distributions, (iv) an annuity plan described in Code Section 403(a), (v) an annuity contract described in Code Section 403(b), (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred from the Plan, or (vii) a Roth IRA described in Code

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Section 408A.  This definition will also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).  To the extent any portion of an Eligible Rollover Distribution is attributable to Roth contributions, “Eligible Retirement Plan” means, with respect to such portion of the distribution, (i) a designated Roth account described in Code Section 402A, or (ii) a Roth IRA described in Code Section 408A.  To the extent any portion of an Eligible Rollover Distribution is attributable to after-tax contributions, “Eligible Retirement Plan” means, with respect to such portion of the distribution, (i) an individual retirement account or annuity described in Code Section 408(a) or (b), or (ii) a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for the amounts so transferred, including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not includable in gross income.  In the case of a distribution to a non-spouse Beneficiary, “Eligible Retirement Plan” means (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or (iii) a Roth IRA described in Code Section 408A, in each case established for the purpose of receiving the distribution on behalf of the Beneficiary.

1.38Eligible Rollover Distribution

means any distribution to (i) a Participant, (ii) his or her Surviving Spouse (after his or her death), (iii) his or her Spouse or former Spouse who is his or her alternate payee under a qualified domestic relations order as defined in Code Section 414(p), or (iv) his or her Beneficiary, of all or any portion of the balance to his or her credit in a qualified trust (including any distribution to a Participant of all or any portion of his or her Account); provided, an “Eligible Rollover Distribution” will not include (A) any distribution which is one of a series of substantially equal periodic payments made, not less frequently than annually, (x) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her Beneficiary, or (y) for a specified period of 10 years or more; (B) any distribution to the extent such distribution is required under Code Section 401(a)(9); (C) any distribution which is made upon hardship of the Participant; (D) the portion of the distribution that is not includible in gross income, except to the extent that it is transferred (x) in a direct trustee-to-trustee transfer to a qualified trust or to an annuity contract described in Code Section 403(b), and such trust or contract provides for separate accounting for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution that is includible in gross income and the portion of the distribution which is not so includible, or (y) to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or (E) dividends on Company Stock that are distributed to Participants or Beneficiaries pursuant to Section 8.2.  For purposes of this definition, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).

1.39Employee

means any individual who is employed by an Affiliate (including officers, but excluding independent contractors and directors who are not officers or otherwise employees), including leased employees of an Affiliate within the meaning of Code Section 414(n).  The term “leased employee” includes any person who is not a common-law employee of an Affiliate and who, pursuant to an agreement between an Affiliate and any other person, has

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performed services for an Affiliate on a substantially full-time basis for a period of at least 1 year under the primary direction or control of the Affiliate.  Notwithstanding the foregoing, if leased employees constitute 20 percent or less of an Affiliate’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” does not include those leased employees covered by a plan described in Code Section 414(n)(5)(B).

1.40Employment Date

means, with respect to any Employee, the date on which he or she first completes an Hour of Service.

1.41Entry Date

means each calendar day during the period in which the Plan remains in effect, unless a different Entry Date is specified on an Exhibit or schedule hereto.  In addition, the Administrative Committee may prescribe and set forth on a schedule hereto or in its records a special Entry Date for individuals who are employed by a predecessor employer or a new Participating Company, and who otherwise have satisfied the requirements for eligibility.

1.42ERISA

means the Employee Retirement Income Security Act of 1974, as amended.

1.43Exhibit

means an exhibit to the Plan setting forth the terms and conditions applicable to a specified group of Collectively Bargained Participants.  Such terms and conditions will control over any inconsistent provisions otherwise contained in the Plan.

1.44Forfeiture

means, for any Plan Year, the dollar amount that is removed from Accounts but not distributed during such Plan Year.

1.45Highly Compensated Employee

means an Employee who is described either in subsection (a)(1) or (a)(2) hereof.

General Rule

.

(1)An Employee who at any time during the current Plan Year or the immediately preceding Plan Year owned (or was considered as owning within the constructive ownership rules of Code Section 318 as modified by Code Section 416(i)(1)(B)(iii)) more than 5 percent of the outstanding stock of a corporate Affiliate or stock possessing more than 5 percent of the total combined voting power of all stock of a corporate Affiliate or more than 5 percent of the capital or profits interest in a noncorporate Affiliate; or

(2)An Employee who at any time during the immediately preceding Plan Year received Compensation in excess of $125,000 (or such other amount as is applicable for the Plan Year under Code Section 414(q)).

Compliance with Code Section 414(q)

.  The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.

1.43Hour of Service

means each hour for which an Employee is paid, or entitled to payment, for the performance of duties as an Employee during any period of employment.

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1.44Investment Committee

means the committee which will make and effect investment decisions, as provided in Article XII.

1.45Investment Fund or Funds

means one or all of the investment funds established from time to time pursuant to the terms of Section 7.2.

1.46Key Employee

means the persons described in Section 15.2(b)(2).

1.47Leave of Absence

means an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate’s personnel policy.  Among other things, Leave of Absence will be granted to an Employee under circumstances that are fair, reasonable and equitable, as applied uniformly among Employees under similar circumstances.

1.48Limitation Year

means the calendar year, which will be the “limitation year” for purposes of Code Section 415 and the regulations thereunder.

1.49Matching Account

means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his or her interest in the Trust Fund attributable to Matching Contributions made on his or her behalf under this Plan and any matching contributions transferred to such subaccount as a result of the merger (or transfer of assets and liabilities) of another qualified plan into this Plan.

1.50Matching Contributions

means the amounts paid under the Plan by each Participating Company to the Trust Fund, pursuant to the terms of Section 3.2, as a match on Participant Contributions as either (i) Safe-Harbor Matching Contributions, or (ii) as Regular Matching Contributions.

1.51Maternity or Paternity Leave

means any period during which an Employee is absent from work as an Employee (i) because of the pregnancy of such Employee, (ii) because of the birth of a child of such Employee, (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.

1.52Maximum Deferral Amount

means $19,500 (or such other limit as is applicable for a Plan Year under Code Section 402(g)), as adjusted by the Secretary of the Treasury under Code Section 402(g)(5) for cost-of-living increases.  For Participants who have attained age 50 by the last day of a Plan Year, the Maximum Deferral Amount will be increased by $6,500, as adjusted by the Secretary of the Treasury under Code Section 414(v)(2)(C) for cost-of-living increases.

1.53MWV Salaried Plan

means the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried and Non-Bargained Employees, which was merged into the Plan effective at the close of business on December 31, 2015.

1.54MWV Union Plan

means the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees, which was merged into the Plan effective at the close of business on December 31, 2015.

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1.55Named Fiduciary

means the Administrative Committee and the Investment Committee.

1.56Non-Key Employee

means the persons described in Section 15.2(b)(3).

1.57Normal Retirement Age

means age 65.

1.58Participant

means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.  “Participant” will include an Active Participant and a former Employee who has an Account under the Plan.

1.59Participant Contributions

means the total amount of a Participant’s Before-Tax Contributions and Roth Contributions.

1.60Participating Company

means a company that has been designated as participating in the Plan for the benefit of its Employees and that continues to participate in the Plan, all as provided in Section 14.3.

1.61Pension Ineligible Participant

means an Active Participant who (i) is not a Collectively Bargained Participant, (ii) is ineligible to accrue a benefit under the WestRock Company Consolidated Pension Plan or any other qualified defined benefit pension plan maintained by a Participating Company, and (iii) is not a 2016 Frozen Participant under the MeadWestvaco Corporation Retirement Restoration Plan (as defined in such plan).

1.62Permissive Aggregation Group

means the group of plans described in Section 14.2(b)(4).

1.63Plan

means the WestRock Company 401(k) Retirement Savings Plan as contained herein and all amendments hereto.  The Plan is intended to be qualified under Code Sections 401(a) and 401(k) and is a profit sharing plan, except that the Company Stock Fund is intended to be a stock bonus plan and an employee stock ownership plan qualified under Code Section 4975(e)(7).

1.64Plan Year

means the 12-month period ending on each December 31.

1.65Prior Plan

means a qualified retirement plan from which the Plan accepts Transfer Contributions.

1.66Profit Sharing Account

means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his or her interest in the Trust Fund attributable to Profit Sharing Contributions allocated pursuant to Schedule C hereto or an applicable Exhibit and any profit sharing contributions transferred to such subaccount as a result of the merger (or transfer of assets and liabilities) of another qualified plan into this Plan.

1.67Profit Sharing Contributions

means the amounts paid to the Trust Fund by each Participating Company pursuant to the terms of Schedule C hereto or an applicable Exhibit.

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1.68Qualified Military Service

means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such Chapter with respect to such service.

1.69Qualified Spousal Waiver

means a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public or a Plan representative, which consents to the payment of all or a specified portion of a Participant’s death benefit to a primary Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his or her right to be the Participant’s primary Beneficiary under the Plan.  A Qualified Spousal Waiver will be valid only with respect to the Spouse who signs it and will apply only to the alternative Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse.  A Qualified Spousal Waiver will be irrevocable unless revoked by the Participant by way of a written statement delivered to the Administrative Committee prior to the Participant’s date of death.

1.70Regular Matching Account

means the portion of a Participant’s Matching Account attributable to Regular Matching Contributions and any non-safe-harbor matching contributions previously credited to such Participant’s Account.

1.71Regular Matching Contributions

means the amounts paid under the Plan by each Participating Company to the Trust Fund on behalf of certain Collectively Bargained Participants, pursuant to the terms of Section 3.2(b) and an applicable Exhibit.

1.72Required Aggregation Group

means the group of plans described in Section 15.2(b)(5).

1.73Restoration Contributions

means the amounts restored to a Participant’s Account pursuant to the terms of Section 3.9.

1.74Rollover Account

means the separate subaccount established and maintained on behalf of an Employee, Covered Employee, Participant or Beneficiary to reflect his or her interest in the Trust Fund attributable to Rollover Contributions and any rollover contributions transferred to such subaccount as a result of the merger (or transfer of assets and liabilities) of another qualified plan into this Plan.

1.75Rollover Contribution

means an amount contributed to the Trust Fund (and received and accepted by the Trustee) which constitutes an “eligible rollover contribution” as defined in Code Section 402(f)(2)(A), other than an eligible rollover contribution (i) of after-tax employee contributions, or (ii) from an individual retirement account or annuity described in Code Section 408(a) or 408(b) not attributable solely to a rollover contribution (as defined in Code Section 402) from an employee’s trust described in Code Section 401(a) or from an annuity plan described in Code Section 403(b).  An amount will be treated as a Rollover Contribution only to the extent that its acceptance by the Trustee is permitted under the Code (including the regulations and rulings thereunder).

1.76Roth Account

means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his or her interest in the Trust Fund attributable to

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his or her Roth Contributions and any Roth contributions transferred to such subaccount as a result of the merger (or transfer of assets and liabilities) of another qualified plan into this Plan.

1.77Roth Contributions

means the portion of a Participant’s Contributions that the Participant irrevocably designates as Roth Contributions pursuant to Section 3.1(b).

1.78Roth Deferral Election

means an election by an Active Participant directing the Participating Company of which he or she is an Employee to withhold a percentage of his or her current Compensation from his or her paychecks and to contribute such withheld amount to the Plan as a Roth Contribution, pursuant to the terms of Section 3.1(b).

1.79Safe-Harbor Matching Account

means the portion of a Participant’s Matching Account attributable to Safe-Harbor Matching Contributions.

1.80Safe-Harbor Matching Contributions

means the amounts paid under the Plan by each Participating Company to the Trust Fund on behalf of certain Active Participants, pursuant to the terms of Section 3.2(a).

1.81Severance Date

means, with respect to an Employee, the earlier of (i) the date his or her employment with all Affiliates terminates, or (ii) the first anniversary of the first date such Employee is absent from employment with all Affiliates (with or without pay) for any reason other than his or her termination of employment (for example, vacation, Disability, Leave of Absence or layoff).

1.82Spouse or Surviving Spouse

means, with respect to a Participant, the person, if any, who is treated as married to such Participant under the laws of the U.S. or foreign jurisdiction that sanctioned such marriage, as determined pursuant to the Code and ERISA.  The determination of a Participant’s Spouse or Surviving Spouse will be made as of the earlier of the date as of which benefit payments from the Plan to such Participant are made or commence (as applicable) or the date of such Participant’s death in accordance with the Code, ERISA and the applicable guidance issued thereunder.  In addition, a Participant’s former Spouse will be treated as his or her Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).

1.83Supplemental Account

means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his or her interest in the Trust Fund attributable to Supplemental Contributions or any qualified nonelective contributions transferred to such subaccount as a result of the merger (or transfer of assets and liabilities) of another qualified plan into this Plan.

1.84Supplemental Contributions

means the qualified nonelective contributions paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.4.

1.85Temporary Employee

means an Employee who is classified as a “temporary employee” (whether part-time or full-time) on a Participating Company’s payroll and personnel records.

1.86Top-Heavy Group

means the group of plans described in Section 15.2(b)(6).

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1.87Top-Heavy Plan

means a plan to which the conditions set forth in Article XV apply.

1.88Transfer Account

means one or more separate subaccounts established and maintained on behalf of a Participant or Beneficiary to reflect his or her interest in the Trust Fund attributable to Transfer Contributions; provided, to the extent that the Administrative Committee (in conjunction with the Plan’s recordkeeper) deems appropriate, other subaccounts may be used to reflect a Participant’s or Beneficiary’s interests attributable to Transfer Contributions. “Transfer Account” will refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context.  Transfer Accounts will be reflected and described on Schedule C hereto.

1.89Transfer Contributions

means amounts which are received either (i) by a direct trustee-to-trustee transfer or (ii) as part of a spin-off, merger or other similar event by the Trustee from the trustee or custodian of the Prior Plan and held in the Trust Fund on behalf of a Participant or Beneficiary.  Transfer Contributions will retain the character that those contributions had under the Prior Plan; for example, before-tax contributions under the Prior Plan will continue to be treated as Before-Tax Contributions when held in the Transfer Account.

1.90Trust or Trust Agreement

means each agreement entered into between the Controlling Company and a Trustee governing the creation of a Trust Fund, and all amendments thereto.  If more than one Trust Fund is used to hold Plan assets, there will be a separate and distinct Trust and Trust Agreement for each such Trust Fund.  To the extent indicated by the context, “Trust” or “Trust Agreement” may refer collectively to all Trusts and Trust Agreements creating Trust Funds.

1.91Trust Fund

means the total amount of cash and other property held by a Trustee (or any nominee thereof) at any time under a Trust Agreement.  To the extent indicated by the context, “Trust Fund” may refer to all of the Trust Funds under the Plan.

1.92Trustee

means the party or parties so designated from time to time pursuant to a Trust Agreement.  If more than one Trust Fund is used to hold Plan assets, there may be a separate and distinct Trustee for each such Trust Fund.  To the extent indicated by the context, “Trustee” may refer to all of the Trustees or Trustee groups for the Trust Funds.

1.93Valuation Date

means each day the New York Stock Exchange is open for trading; provided, the value of an Account or the Trust Fund on any other date will be the value determined as of the immediately preceding date on which the New York Stock Exchange was open for trading.

1.94Year of Eligibility Service

means, with respect to an Employee, and except as otherwise provided in Schedule D with respect to a Temporary Employee, a 365-day period of service commencing on the Employee’s Employment Date and ending on his or her Severance Date, subject to the following provisions:

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Aggregation Rule

.  In determining whether an Employee has completed a 365-day period of service for purposes of this Section, nonsuccessive periods of service will be aggregated (to the extent that any portion of such service is not excluded pursuant to the terms of subsection (c) or (d) hereof) on the basis of days of service, with 365 days of service equal to 1 Year of Eligibility Service.

Counting Periods of Severance

.  In determining an Employee’s periods of service for purposes of this Section, the following periods of severance will be taken into account and treated as periods of service.

(1)If an Employee’s employment with all Affiliates terminates and the Employee then performs an Hour of Service within 12 months of his or her Severance Date, the period between his or her Severance Date and the date he or she performs such Hour of Service; and

(2)If an Employee’s employment with all Affiliates terminates before the end of the initial 12-month period that begins on the first date such Employee is absent from employment with all Affiliates for any reason other than termination of his or her employment (for example, vacation, Disability, Leave of Absence or layoff), and if such Employee then performs an Hour of Service before the end of said initial 12-month period, the period from his or her initial date of absence to the date he or she performs such Hour of Service will be treated as a period of service.

Pre-Break Service

.  Service completed prior to a period in which the Participant incurred 6 or more consecutive Breaks in Service will be disregarded under the Plan if the Participant had no vested interest in employer contributions in his or her Account at the time the first Break in Service commenced.

Predecessor Plan

.  To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s service with such predecessor employer will be taken into account in determining whether he or she has completed a Year of Eligibility Service.

Predecessor Employer

.  To the extent determined by the Administrative Committee, set forth on Schedule B hereto (or in any other records of the Administrative Committee) and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining whether he or she has completed a Year of Eligibility Service, provided that such Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee as a result of such transaction.

Reemployed Veterans

.  Notwithstanding any provision to the contrary, in determining an Employee’s periods of service for purposes of this Section, any period of Qualified Military Service will be treated as a period of service in accordance with the requirements of Code Section 414(u).

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RTS Packaging, LLC

.  In determining an Employee’s periods of service for purposes of this Section, an Employee’s period of service with RTS Packaging, LLC and its affiliates (as determined under the rules set forth in Section 1.8) will be treated as a period of service.

Certain Merged Plan Participants

.  Notwithstanding the foregoing or any provision in the Plan to the contrary, a Participant who has incurred 5 or more consecutive breaks in service under any Merged SSCC Plan as of October 1, 2012, will be subject to the break in service rules under the applicable Merged SSCC Plan.  For purposes of this Section 1.94(h), “Merged SSCC Plan” means any one of the following: (i) the Rock-Tenn Company 401(k) Retirement Savings Plan for Certain Employees (SSCC), (ii) the Rock-Tenn Company 401(k) Retirement Savings Plan for Certain Hourly Employees (Stone), (iii) the Rock-Tenn Company 401(k) Retirement Savings Plan for Certain Hourly Employees (St. Laurent), and (iv) the Rock-Tenn Company 401(k) Retirement Savings Plan for Certain Hourly Employees (JSC).

1.95Years of Vesting Service

means, with respect to an Employee, and subject to the terms of subsections (a) through (j) hereof, the number of whole 12-month periods of service commencing on the Employee’s Employment Date and ending on his or her Severance Date.

Aggregation Rule

.  In determining an Employee’s number of whole 12-month periods of service for purposes of this Section, nonsuccessive periods of service will be aggregated (to the extent that any portion of such service is not excluded pursuant to the terms of subsection (c) or (d) hereof) on the basis of days of service, with 365 days of service equal to 1 Year of Vesting Service.

Counting Periods of Severance

.  In determining an Employee’s periods of service for purposes of this Section, the following periods of severance will be taken into account and treated as periods of service.

(1)If an Employee’s employment with all Affiliates terminates and the Employee then performs an Hour of Service within 12 months of his or her Severance Date, the period between his or her Severance Date and the date he or she performs such Hour of Service; and

(2)If an Employee’s employment with all Affiliates terminates before the end of the initial 12-month period that begins on the first date such Employee is absent from employment with all Affiliates for any reason other than termination of his or her employment (for example, vacation, Disability, Leave of Absence or layoff), and if such Employee then performs an Hour of Service before the end of said initial 12-month period, the period from his or her initial date of absence to the date he or she performs such Hour of Service will be treated as a period of service.

Pre-Break Service

.  Years of Vesting Service completed prior to a period in which the Participant incurred 6 or more consecutive Breaks in Service will be disregarded under the Plan if the Participant had no vested interest in employer contributions in his or her Account at the time the first Break in Service commenced.

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Post-Break Service

.  Years of Vesting Service completed after a period in which the Participant had at least 6 consecutive Breaks in Service will be disregarded for the purpose of determining his or her vested interest in that portion of his or her Account which accrued before such Breaks in Service.

Predecessor Plan

.  To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s service with such predecessor employer will be taken into account in determining his or her Years of Vesting Service.

Predecessor Employer

.  To the extent determined by the Administrative Committee, set forth on Schedule B hereto (or in any other records of the Administrative Committee) and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining his or her Years of Vesting Service, provided that such Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee as a result of such transaction.

Reemployed Veterans

.  Notwithstanding any provision to the contrary, Years of Vesting Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u).

RTS Packaging, LLC

.  An Employee’s Years of Vesting Service will include the Employee’s period of service with RTS Packaging, LLC and its affiliates (as determined under the rules set forth in Section 1.8).

Certain Merged Plan Participants

.  Notwithstanding the foregoing or any provision in the Plan to the contrary, a Participant who has incurred 5 or more consecutive breaks in service under any Merged SSCC Plan (as defined in Section 1.94(h)) as of October 1, 2012, will be subject to the break in service rules under the applicable Merged SSCC Plan.

Transition Rule

.  Notwithstanding anything herein to the contrary, in the case of a Participant who was a Participant in the Plan on June 30, 2018, in no event will such Participant’s Years of Vesting Service, determined at any time, be less than his or her Years of Vesting Service determined under the terms of the Plan as in effect on July 1, 2018.

Article II

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ELIGIBILITY

2.1Initial Eligibility Requirements

.

General Rule

.  Except as provided in subsection (b), (c), (d), (e), (f) or (g) hereof, every Covered Employee will become an Active Participant on the Entry Date coincident with or next following the date that is such Employee’s 1-month anniversary of the date he or she first became employed by an Affiliate, provided he or she is a Covered Employee on such Entry Date.

Collectively Bargained Participants

.  Except as otherwise provided in an applicable Exhibit, every Collectively Bargained Participant will become an Active Participant on the Entry Date coincident with or next following the date that is such Collectively Bargained Participant’s 90-day anniversary of the date he or she first became employed by an Affiliate, provided he or she is a Covered Employee on such Entry Date.

Temporary Employees

.  A Temporary Employee will become eligible to participate in the Plan in accordance with the applicable provisions of Schedule D.

Participation on Effective Date

.  Each Covered Employee who is an Active Participant in the Plan for any purpose on the day immediately preceding the Effective Date will continue as an Active Participant in the Plan for such purpose in accordance with the terms of the Plan.

New Participating Companies

.  For Employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company will become an Active Participant as of such Participating Company’s effective date under the Plan if, as of the Participating Company’s effective date, the Covered Employee has met the eligibility requirements set forth in this Section.

Predecessor Employer

.  To the extent determined by the Administrative Committee, set forth on Schedule B hereto (or in any other records of the Administrative Committee) and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining whether the Employee has completed the eligibility requirements set forth herein, provided the Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee as a result of such transaction.

Service with RTS Packaging, LLC

.  An Employee’s period of service with RTS Packaging, LLC and its affiliates (as determined under the rules set forth in Section 1.8) will be taken into account for purposes of determining a Covered Employee’s eligibility to participate in the Plan.

Special Rules

.  The Administrative Committee may prescribe and set forth on Schedule B or Schedule C hereto or in its records special eligibility rules for (i) individuals

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who are employed by a predecessor employer acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate or (ii) any other groups of Covered Employees, provided that such eligibility rules will satisfy the requirements of Code Section 410(a).

2.2Interruptions of Service or Change in Status

.

Termination or Status Change before Participation

.  Except as otherwise provided in the following sentence or in subsection (d) hereof, if a Covered Employee ceases to be a Covered Employee before the Entry Date on which he or she otherwise would become an Active Participant and then again becomes a Covered Employee, he or she will become an Active Participant as of the later of (i) the Entry Date on which he or she otherwise would have become an Active Participant if he or she had not ceased to be a Covered Employee or (ii) the date he or she again becomes a Covered Employee.  If a Covered Employee ceases to be a Covered Employee before the Entry Date on which he or she otherwise would become an Active Participant and then again becomes a Covered Employee after incurring 6 or more consecutive Breaks in Service, he or she will become an Active Participant as of the Entry Date coinciding with or next following his or her completion of the eligibility requirements set forth in Section 2.1 for the period commencing on his or her reemployment date that follows his or her last Break in Service.

Termination or Status Change after Participation

.  Except as otherwise provided in the following sentence or in subsection (d) hereof, if an Active Participant ceases to be a Covered Employee, his or her active participation in the Plan will cease immediately, and he or she again will become an Active Participant as of the date he or she again becomes a Covered Employee.  Notwithstanding the foregoing sentence, if an Active Participant who has no vested interest in employer contributions in his or her Account ceases to be a Covered Employee and then becomes a Covered Employee after incurring 6 or more consecutive Breaks in Service, he or she again becomes an Active Participant as of the Entry Date coinciding with or next following his or her completion of the eligibility requirements set forth in Section 2.1 for the period commencing on his or her reemployment date that follows his or her last Break in Service.

Change to Covered Employee Status

.  Except as otherwise provided in subsection (d) hereof, if an Employee who first satisfies the eligibility requirements of Section 2.1 while he or she is not a Covered Employee subsequently changes his or her employment status so that he or she becomes a Covered Employee, he or she will become an Active Participant as of the later of (i) the date that would have been his or her Entry Date had he or she previously been a Covered Employee, or (ii) the date of his or her change in status.

Change in Collectively Bargained Status

.

(1)Change in Collectively Bargained Status Before Participation.  If a Covered Employee changes his or her employment status so that he or she becomes a Collectively Bargained Participant before the Entry Date on which he or she otherwise would become an Active Participant, he or she will become an Active Participant on the Entry Date coincident with or next following the date on which he or she completes the

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eligibility requirements set forth in Section 2.1(b) (or such other eligibility requirements set forth in an applicable Exhibit) for the period commencing on his or her Employment Date, provided he or she is a Covered Employee on such Entry Date.  If a Covered Employee changes his or her employment status so that he or she ceases to be a Collectively Bargained Participant before the Entry Date on which he or she otherwise would become an Active Participant, he or she will become an Active Participant as of the later of (i) the date that would have been his or her Entry Date had he or she previously been a Covered Employee other than a Collectively Bargained Participant, or (ii) the date of his or her change in status, provided he or she is a Covered Employee on such Entry Date.

(2)Change in Collectively Bargained Status After Participation.  If a Covered Employee who is an Active Participant changes his or her employment status so that he or she becomes or ceases to be a Collectively Bargained Participant, he or she will continue as an Active Participant in the Plan in accordance with the terms of the Plan.

Article III

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CONTRIBUTIONS

3.1Participant Contributions

.

Before-Tax Contributions

.  Each Participating Company will contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each regular payroll period and for each other payment of Compensation for which such Active Participant has a Before-Tax Deferral Election in effect with such Participating Company, a Before-Tax Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his or her Before-Tax Deferral Election.

Roth Contributions

.  Each Participating Company will contribute to the Plan on behalf of each Active Participant employed by such Participating Company and for each regular payroll period and for each other payment of Compensation for which such Active Participant has a Roth Deferral Election in effect with a Participating Company, a Roth Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his or her Roth Deferral Election.

Deferral Elections

.  Subject to Section 3.1(d), each Active Participant who desires that his or her Participating Company make a Participant Contribution on his or her behalf may make a Before-Tax and/or Roth Deferral Election.  Such Deferral Election will be on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, and will provide for the reduction of the Active Participant’s Compensation from each payment of eligible Compensation made while he or she is an Active Participant.  The Administrative Committee, in its sole discretion, may prescribe such nondiscriminatory terms and conditions governing Deferral Elections as it deems appropriate.  Subject to Section 3.1(d) and to any modifications, additions or exceptions which the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms will apply to Deferral Elections:

Effective Date

.  An Active Participant’s initial Deferral Election will be effective as soon as practicable after the date on which the Deferral Election is processed by the Participating Company.

Amount of Participant Contributions

.  The Active Participant may elect to reduce his or her Compensation and make a Before-Tax Contribution and/or Roth Contribution for any period by a minimum of 1 percent and a maximum of 75 percent (or such other minimum or maximum percentages and/or amounts established by the Administrative Committee from time to time); provided, the total of Before-Tax and Roth Contributions will be a minimum of 1 percent of Compensation and will not exceed 75 percent of Compensation (or other minimum or maximum limit established by the Administrative Committee), and the maximum limitations in Article VI will apply.

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Term

.  Each Active Participant’s Deferral Election will remain in effect in accordance with its original terms until the earliest of (i) the date the Active Participant ceases to be a Covered Employee, (ii) the date the Active Participant revokes such Deferral Election, or (iii) the date the Active Participant or the Administrative Committee modifies such Deferral Election.

Revocation

.  An Active Participant’s Deferral Election will terminate upon his or her ceasing to be a Covered Employee.  In addition, an Active Participant may revoke his or her Deferral Election with a Participating Company in the manner prescribed by the Administrative Committee, and such revocation will be effective as soon as administratively practicable after being submitted in accordance with procedures established for the Plan.  An Active Participant who revokes a Deferral Election may enter into a new Deferral Election in the manner prescribed by the Administrative Committee, effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan.

Modification by Participant

.  Effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan, an Active Participant may modify his or her existing Deferral Election to increase or decrease the percentage of his or her Participant Contribution by making a new Deferral Election in the manner prescribed by the Administrative Committee.

Modification by Administrative Committee

.  Notwithstanding anything herein to the contrary, the Administrative Committee may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any Before-Tax Contributions to any extent the Administrative Committee believes necessary to comply with the limitations described in Article VI.

Other Deductions

. If the total of the amount elected under an Active Participant’s Deferral Election and any other payroll deductions applicable to the Active Participant’s Compensation (including, without limitation, payroll taxes, garnishments, cafeteria plan contributions and other employee benefit plan contributions) would exceed 100 percent of the Active Participant’s Compensation, then the Administrative Committee may modify the Participant’s Deferral Election in a manner consistent with any payroll withholding hierarchy established by the Participating Company employing that Participant.

Automatic Deferral Elections

.  Notwithstanding anything in this Section 3.1 to the contrary, the following provisions will apply to all Participants other than Collectively Bargained Participants (unless otherwise provided in an applicable Exhibit):

New Participants

.  Each Covered Employee who becomes an Active Participant pursuant to Section 2.1 or 2.2 will be deemed to have made a Before-Tax Deferral Election at a rate equal to 3 percent, effective as soon as administratively practicable following the date the Participant first becomes a Participant, provided that he or she has not made a Deferral Election pursuant to Section 3.1(c) prior to the effective date of such deemed Deferral Election.  Such deemed Deferral Election will remain in

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effect until such Active Participant otherwise revokes or modifies his or her Deferral Election.  Within a reasonable period of time before such deemed Deferral Election is to become effective, the Administrative Committee (or its designee) will notify such Active Participant that he or she will be deemed to have elected to defer the amounts described herein, unless he or she affirmatively elects to make a different (or no) Deferral Election.  Such notice will include the information required under Code Section 414(w) with respect to the Participant’s right to withdraw Before-Tax Contributions pursuant to Section 3.1(d)(4).

Automatic Increase Program

.  If a Participant has never made an affirmative election under Section 3.1(c), such Participant will  be automatically enrolled in the “automatic increase program” (as such program is described in materials distributed by the Administrative Committee from time to time) and thereby have his or her deemed Before-Tax Contribution under Section 3.1(d) automatically increased annually by 1 percent of Compensation until such Participant’s Before-Tax Contribution equals 10 percent or until the date a Participant makes a change to his or her automatic increase program election.

Procedures

.  The Administrative Committee in its discretion will establish procedures with respect to Deferral Elections made pursuant to this subsection (d) (including the automatic increase program) and may make such modifications, additions or exceptions to the foregoing terms as it deems necessary, appropriate or helpful.  Without limiting the foregoing, the Administrative Committee may exclude from this subsection (d) or make other modifications with respect to Covered Employees who become Participants in connection with the acquisition of the stock or assets of a predecessor employer.

90-Day Withdrawal Period for Automatic Contributions

.  This Plan is intended to provide for an eligible automatic contribution arrangement, as defined in Code Section 414(w).  Any Participant who has Before-Tax Contributions made to his or her Account pursuant to the deemed Deferral Election provisions of this subsection may elect to withdraw such contributions in accordance with the following provisions:

Timing of Election

.  A Participant’s election to withdraw Before-Tax Contributions pursuant to this subsection must be made no later than 90 days after the date of the first contribution made for such Participant pursuant to a deemed Deferral Election under the Plan.  For this purpose, the date of the first contribution is the date that the Compensation that is subject to the deemed Deferral Election would otherwise have been included in the Participant’s gross income.  In the case of a Participant who, for an entire Plan Year, did not have any Before-Tax Contributions made to his or her Account pursuant to a deemed Deferral Election, such Participant will be considered as having not had any previous Before-Tax Contributions pursuant to a deemed Deferral Election under the Plan.

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Effective Date of Election

.  The election to withdraw Before-Tax Contributions pursuant to this subsection will be effective no later than the earlier of (i) the pay date for the second payroll period that begins after the date the Participant’s withdrawal election is made, and (ii) the first pay date that occurs at least 30 days after the Participant’s withdrawal election is made.

Amount of Withdrawal

.  The amount distributed to a Participant who makes a withdrawal election under this subsection will be equal to the total amount of the Participant’s Before-Tax Contributions made pursuant to the deemed Deferral Election through the effective date of the election specified in subsection (4)(B) above, adjusted for earnings and losses through the date of such distribution.  If such amount is not available for withdrawal from the Participant’s Account when the distribution is processed, such as due to a prior in-service withdrawal, no withdrawal will be allowed for the Participant under this subsection (d)(4).

Distribution Procedures

.  All applications to withdraw under this subsection will be made on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such manner as the Administrative Committee may prescribe.  The amount of any withdrawal will be paid to a Participant in a single-sum cash payment as soon as practicable after the Administrative Committee receives and approves a properly completed withdrawal application.  At the time of making any withdrawals for a Participant, his or her Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his or her Account pursuant to the policies of the Administrative Committee, although a higher fee may not be charged for a withdrawal under this subsection than is charged for other cash distributions from the Plan.

Forfeiture of Matching Contributions

.  Notwithstanding the provisions of Article VIII, upon a withdrawal under this subsection, all Matching Contributions (adjusted for earnings and losses through the date of the withdrawal) attributable to the Before-Tax Contributions that are withdrawn will be immediately forfeited and removed from the Participant’s Account.  In addition, any withdrawn Before-Tax Contributions will not be taken into account in calculating Matching Contributions allocated after the date of the withdrawal.

Cessation of Deferrals

.  Unless the Participant affirmatively elects otherwise, any withdrawal request under this subsection will be treated as an affirmative election to stop having Before-Tax Contributions made on the Participant’s behalf as soon as administratively practicable following the date the withdrawal is requested.

Catch-Up Contributions

.  All Active Participants who have attained or will attain age 50 on or before the last day of a Plan Year will be eligible to make Catch-Up Contributions in accordance with, and subject to, the limitations of Code Section 414(v).  Subject to the foregoing limitations and except as otherwise provided herein, such Catch-Up

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Contributions will be treated as Participant Contributions for all purposes under the Plan.  Catch-Up Contributions will be made in accordance with procedures that the Administrative Committee may adopt from time to time.

Limitations on Contributions by Certain Participants

. The Administrative Committee, in its discretion, may from time to time establish separate limitation(s) on the amount of Participant Contributions that may be made by some or all Highly Compensated Employees or other highly paid Active Participants designated by the Administrative Committee, including Active Participants deemed eligible to participate in nonqualified deferred compensation plans.  Any such limitations will apply in lieu of the limitations set forth in Sections 3.1(c)(2), 3.1(d)(1) and 3.1(d)(2).

3.2Matching Contributions

.

Safe-Harbor Matching Contributions

.  For each Active Participant who is either (i) not a Collectively Bargained Participant, or (ii) is a Collectively Bargained Participant covered by an Exhibit providing Matching Contributions for a Plan Year that are intended to satisfy the safe-harbor requirements under Code Section 401(m)(11) and Code Section 401(k)(12), on whose behalf a Participating Company has made any Participant Contributions for such Plan Year, such Participating Company will make a Matching Contribution equal to either:

(1)with respect to an Active Participant who is not a Collectively Bargained Participant,

(A)with respect to a pay period or any other payment of Compensation, 100 percent of his or her Participant Contributions that do not exceed 5 percent of his or her Compensation; and

(B)if as of the last day of the Plan Year, the amount of Safe-Harbor Matching Contributions allocated to such Active Participant’s Safe-Harbor Matching for the Plan Year is less than an amount equal to 100 percent of the first 5 percent of his or her Compensation contributed on behalf of the Active Participant to the Plan as Participant Contributions for that Plan Year, the Participating Company shall make an additional Safe-Harbor Matching Contribution on behalf of such Active Participant in an amount equal to such difference; or

(2)with respect to an Active Participant who is a Collectively Bargained Participant covered by an Exhibit providing Matching Contribution for a Plan Year that are intended to satisfy the safe-harbor requirements under Code Section 401(m)(11) and Code Section 401(k)(12), such amount provided in the applicable Exhibit with respect to such Active Participant;

provided, the total amount of Safe-Harbor Matching Contributions which a Participating Company will make for any Active Participant will not exceed (or cause the Contributions to exceed) any of the maximum limitations described in Article VI.

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Regular Matching Contributions

.  For each Active Participant who is a Collectively Bargained Participant covered by an Exhibit providing Matching Contributions for a Plan Year that are not intended to satisfy the safe-harbor requirements under Code Section 401(m)(11) and Code Section 401(k)(12), on whose behalf a Participating Company has made, with respect to a pay period or any other payment of Compensation, any Participant Contributions, such Participating Company will make into his or her Regular Matching Account, with respect to such pay period or other payment of Compensation, a Matching Contribution, to the extent provided and in such amount provided in the applicable Exhibit with respect to such Active Participant; provided, the total amount of Regular Matching Contributions which a Participating Company will make for any Active Participant will not exceed (or cause the Contributions to exceed) any of the maximum limitations described in Article VI.

3.3Automatic Company Contributions

.

Generally

.  Subject to subsection (c) hereof, an Automatic Company Contribution will be made for each Plan Year with respect to each Active Participant who is a Pension Ineligible Participant in such Plan Year, in an amount equal to 2.5 percent of the Pension Ineligible Participant’s Compensation for such Plan Year; provided, however, only Compensation payable during the portion of the Plan Year during which such Participant (i) is a Covered Employee and (ii) meets the requirements of subparagraphs (i) through (iii) of Section 1.61 will be taken into account in calculating the Automatic Company Contribution.

Eligibility

.  A Pension Ineligible Participant will be eligible for an Automatic Company Contribution for a Plan Year if he or she:

(1)is actively employed by a Participating Company or an Affiliate on the last day of such Plan Year; or

(2)is not actively employed by a Participating Company or an Affiliate on the last day of such Plan Year:

(A)due to his or her death during the Plan Year while employed by a Participating Company or an Affiliate;

(B)due to his or her becoming Disabled during the Plan Year while employed by a Participating Company or an Affiliate; or

(C)due to any reason, provided that such Pension Ineligible Participant has, as of his or her termination of employment, (i) attained age 55 and (ii) completed at least 10 Years of Vesting Service.

North Chicago Participants

.  With respect to each Plan Year, an Active Participant employed as an hourly rate Employee on the payroll and personnel records of location B4319, the North Chicago box plant, will receive the greater of either (i) the Automatic Company Contribution described in this Section 3.3 or (ii) the Profit Sharing Contribution described in Section 12(c) of Schedule C, but only to the extent that such Active Participant is eligible for either such contribution.  For the avoidance of doubt, no Active Participant will

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receive with respect to the same Plan Year both the Automatic Company Contribution described in this Section 3.3 and the Profit Sharing Contribution described in Section 12(d) of Schedule C.

3.4Supplemental Contributions

.  To the extent and in such amounts as the Controlling Company or the Administrative Committee, in its sole discretion, deems desirable for any Plan Year and subject to the requirements and limitations set forth in Article VI of the Plan, each Participating Company will make a Supplemental Contribution for a Plan Year.

3.5Profit Sharing Contributions

.  Profit Sharing Contributions will be made as provided in Schedule C hereto or an applicable Exhibit.

3.6Form of Contributions

.  Contributions made under this Article III will be paid to the Trustee in the form of cash, provided that, in the discretion of the Controlling Company, the Participating Companies may from time to time make employer Contributions in the form of shares of Company Stock. In addition, to the extent that Compensation payable to a Participant is otherwise payable in the form of shares of Company Stock, the Controlling Company in its discretion may determine that Participant Contributions with respect to such Compensation be made in the form of shares of Company Stock. To the extent that contributions are made in the form of Company Stock, the Controlling Company may determine that such in-kind contributions will not be made with respect to one or more groups of Collectively Bargained Participants in accordance with the terms of applicable collective bargaining agreements.  In the event that contributions are made in the form of shares of Company Stock, such shares shall be valued at a price that constitutes adequate consideration within the meaning of ERISA Section 3(18).

3.7Timing of Contributions

.

Participant Contributions

.  Each Participating Company that withholds Participant Contributions from an Active Participant’s paycheck pursuant to a Deferral Election, or the terms of an applicable Exhibit, will make best efforts to pay such Participant Contributions to the Trustee as of the earliest date on which such Contributions can reasonably be segregated from the Participating Company’s general assets (generally not to exceed 15 business days after the end of the month within which such amounts otherwise would have been payable to such Active Participant in cash) or such earlier time as may be required by law.  Each Participating Company will pay Participant Contributions to the Trustee no sooner than immediately following the Participant’s performance of services with respect to which the Participant Contributions were made (or when the cash or other taxable benefit would be currently available, if earlier); provided, in accordance with Treasury Regulation Section 1.401(k)-1(a)(3)(iii)(C)(2), earlier payment may be made in order to accommodate bona fide administrative considerations.

Safe Harbor Matching, Regular Matching, Automatic Company, Supplemental and Profit Sharing Contributions

.  Each Participating Company will make best efforts to pay its Safe Harbor Matching, Regular Matching, Automatic Company, Supplemental and Profit Sharing Contributions to the Trustee (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Safe Harbor Matching, Regular Matching, Automatic Company, Supplemental and Profit Sharing Contributions relate, or (ii) on or before any other date that is within the time allowed to permit

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the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Safe Harbor Matching, Regular Matching, Automatic Company, Supplemental and Profit Sharing Contributions; provided, in the event the amount of Supplemental Contributions cannot be calculated by the latest date described hereinabove, such Supplemental Contributions may be made at a later date (subject to the limitations under Code Section 415) which is on or before the last day of the Plan Year following the Plan Year to which such Supplemental Contributions relate.  Each Participating Company will pay Safe Harbor Matching and Regular Matching Contributions to the Trustee no sooner than the date on which the Participating Company makes the Participant Contribution to which the Safe Harbor Matching or Regular Matching Contribution relates; provided, this timing limitation will not apply to (i) a Forfeiture that is allocated pursuant to Section 5.6, or (ii) a Safe Harbor Matching or Regular Matching Contribution made in order to accommodate bona fide administrative considerations in accordance with Treasury Regulation Section 1.401(m)-1(a)(2)(iii)(C).

3.8Contingent Nature of Company Contributions

.

Notwithstanding any other provision of this Article III and subject to the terms of Section 16.7, Contributions made to the Plan by a Participating Company are made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Contributions are made.

3.9Restoration Contributions

.

Restoration of Forfeitures

.  If a Participant has forfeited his or her unvested Account in accordance with Section 8.3 and such Participant subsequently is rehired as an Employee prior to the occurrence of 6 consecutive Breaks in Service, his or her Account will be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, if any.

Restoration Contribution

.  The assets necessary to fund the Account of the rehired individual will be provided no later than as of the end of the Plan Year following the Plan Year in which the individual is rehired (if subsection (b) hereof applies), and will be provided in the discretion of the Administrative Committee from (i) income or gain to the Trust Fund, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (iii) Contributions by the Participating Companies.

3.10Military Service

.

Notwithstanding any provision in this Plan to the contrary, contributions and benefits with respect to Qualified Military Service will be provided in accordance with Code Section 414(u) and the Heroes Earnings Assistance and Relief Tax Act of 2008.  In the event a Participant resumes employment following a period of Qualified Military Service and is entitled to Contributions related to such period of Qualified Military Service under the Uniformed Services Employment and Reemployment Rights Act of 1994, the amount of any makeup Contributions to which the Participant would otherwise be entitled under Code Section 414(u) upon return to employment will be reduced by Contributions made to the Plan on the Participant’s behalf based on differential wage payments, as defined in Code Section 3401(h)(2),

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during such period of Qualified Military Service.  In the case of a Participant who dies on or after January 1, 2007, and while performing Qualified Military Service, the survivors of the Participant will be entitled to any additional benefits (other than contributions relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

Article IV

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ROLLOVERS AND TRANSFERS BETWEEN PLANS

4.1Rollover Contributions

.

Request by Employee

.  A Covered Employee may make a request (in writing or in such other format as permitted by the Administrative Committee) to the Administrative Committee that he or she be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Covered Employee or to which such Covered Employee is entitled.  Such written request will contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Administrative Committee, that the property constitutes a Rollover Contribution.  In addition, the Administrative Committee, in its sole discretion, may allow an Employee who is not otherwise eligible to participate in the Plan because he or she is not a Covered Employee (for example, because he or she is excluded under Section 1.24(c) or is not an Employee of a Participating Company) to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution.  If an Employee who is not a Participant makes a Rollover Contribution, the time and method of distribution of such Employee’s Rollover Account will be determined under the terms of the Plan as if such Employee were a Participant, but he or she will not be considered a Participant under the Plan for any other purpose.

Acceptance of Rollover

.  Subject to the terms of the Plan and the Code (including regulations and rulings thereunder), the Administrative Committee, in its sole discretion, will determine whether (and if so, under what conditions and in what form) a Rollover Contribution will be accepted by the Trustee.  For example, the Administrative Committee, in its sole discretion, may decide to allow Rollover Contributions from an Employee and/or direct Rollover Contributions from another qualified retirement plan (as described in Code Section 401(a)(31)) and may decide to pass through to the Employee making the Rollover Contribution any recordkeeping fees directly attributable to his or her Rollover Contribution.  In the event the Administrative Committee permits an Employee to make a Rollover Contribution, the amount of the Rollover Contribution will be transferred to the Trustee and allocated as soon as practicable thereafter to a Rollover Account for the Employee.  Unless the Administrative Committee permits otherwise, all Rollover Contributions will be made in cash.  Notwithstanding the foregoing, solely in the context of an acquisition, merger or similar business transaction, the Administrative Committee, in its sole discretion, may allow an Employee to make a Rollover Contribution consisting in whole or in part of a participant loan in accordance with procedures adopted by the Administrative Committee.

Separate Accounting for Roth Rollovers

.  To the extent that the Plan accepts a Rollover Contribution that includes Roth contributions, the Plan will separately account for such portion of such Rollover Contribution.

4.2Transfer Contributions

.

Direct Transfers Permitted

.  The Administrative Committee, in its sole discretion, may permit direct trustee-to-trustee transfers of assets and liabilities to the Plan

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(which will be distinguished from direct Rollover Contributions as described in Code Section 401(a)(31)) as a Transfer Contribution on behalf of a Participant.

Mergers and Spin-Offs Permitted

.  The Administrative Committee, in its sole discretion, may permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction.  Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate.  Without limitation, the Administrative Committee will determine the schedule under which such Transfer Contributions will vest.

Establishment of Transfer Accounts

.  As soon as practicable after the date the Trustee receives a Transfer Contribution, there will be credited to one or more Transfer Accounts of each Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan.  Any amounts so credited as a result of any such merger or spin-off or other transfer will be subject to all of the terms and conditions of the Plan from and after the date of such transfer.

Transfer Accounts

.  The rules and terms applicable to Transfer Contributions and resulting Transfer Accounts will be reflected on Schedule C hereto.

4.3Spin-Offs to Other Plans

.

The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off, change in control or similar transaction) all or part of the assets and liabilities maintained under the Plan.  Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate.  Upon the effective date of any such transfer, the Plan and Trust will have no further responsibility or liability with respect to the transferred assets and liabilities.

Article V

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PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS

5.1Establishment of Participants’ Accounts

.

To the extent appropriate, the Administrative Committee will establish and maintain, on behalf of each Participant and Beneficiary, an Account which will be divided into segregated subaccounts.  The subaccounts will include (to the extent applicable) Before-Tax, Roth, Safe-Harbor Matching, Regular Matching, Automatic Company Contribution, Supplemental, Profit Sharing, Rollover and Transfer Accounts and such other subaccounts as the Administrative Committee will deem appropriate or helpful.  Each Account will be credited with Contributions allocated to such Account and generally will be credited with income on investments derived from the assets of such Accounts.  Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant’s Account as of a particular date (as specified in the Plan), such Contributions will actually be added to a Participant’s Account and will be credited with investment experience only from the date such Contributions are received and credited to the Participant’s Account by the Trustee.  Each Account of a Participant or Beneficiary will be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary.

5.2Allocation and Crediting of Before-Tax, Roth, Safe-Harbor Matching, Regular Matching, Automatic Company, Rollover and Transfer Contributions

.

On each Valuation Date coinciding with or occurring as soon as practicable after the date on which Before-Tax, Roth, Safe-Harbor Matching, Regular Matching, Automatic Company, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions will be allocated and credited to the appropriate Before-Tax Account, Roth Account, Safe-Harbor Matching Account, Regular Matching Account, Automatic Company Contribution Account, Rollover Account and Transfer Accounts, respectively, of such Active Participant. Notwithstanding the foregoing, the allocation of Participant Contributions, and the Safe-Harbor Matching Contributions or Regular Matching Contributions which relate to such Participant Contributions, will be effective no later than the last day of the Plan Year during which such Participant Contributions are withheld from an Active Participant’s Compensation.

5.3Allocation and Crediting of Profit Sharing Contributions

.

Profit Sharing Contributions made pursuant to Schedule C hereto or an applicable Exhibit will be allocated as provided under the applicable provisions of Schedule C or the relevant Exhibit.

5.4Allocation and Crediting of Supplemental Contributions

.

General Provision

.  As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Supplemental Contributions, each Eligible Nonhighly Compensated Participant who is eligible to receive an allocation of Supplemental Contributions for such Plan Year (pursuant to the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable) will have allocated and credited to his or her Supplemental Account a portion of the Supplemental Contributions made for such Plan Year by

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the Participating Companies.  The Administrative Committee will cause a portion of such Supplemental Contributions to be allocated to the Supplemental Account of each such Participant in accordance with the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable.  Any Supplemental Contribution made to correct a failure to satisfy the ADP Tests will be separate from any Supplemental Contribution made to correct a failure to satisfy the ACP Tests.  Each such separate Supplemental Contribution may be allocated pursuant to the terms of subsection (b), (c), (d) or (e) hereof and will be separately subject to any limitations set forth in those subsections (including, but not limited to, the 5 percent maximum set forth in subsection (d) hereof).

Per Capita Supplemental Contributions

.  To the extent that the Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Per Capita Supplemental Contributions,” such Contributions will be allocated to the Supplemental Accounts of all Eligible Nonhighly Compensated Participants, on a per capita basis (that is, the same dollar amount will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant).

Proportional Supplemental Contributions

.  To the extent that the Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Proportional Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant, in the same proportion that (i) the Compensation of such Eligible Nonhighly Compensated Participant for such Plan Year bears to (ii) the total Compensation of all such Eligible Nonhighly Compensated Participants for such Plan Year.

Targeted Supplemental Contributions

.  To the extent that the Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Targeted Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of some or all Eligible Nonhighly Compensated Participants, (i) beginning with such Eligible Nonhighly Compensated Participant(s) who have the lowest Compensation (within the meaning of “Testing Compensation” as described in Section 1.24(f) until (A) such Eligible Nonhighly Compensated Participant(s) reach their annual addition limits (as described in Section 6.4), (B) to the extent that such Targeted Supplemental Contributions are designated by the Administrative Committee as being used solely to satisfy the ADP Tests and/or ACP Tests, such Eligible Nonhighly Compensated Participant(s) are allocated a Supplemental Contribution equal to 5 percent of their Compensation, or (C) the amount of the Supplemental Contributions is fully allocated, and then (ii) continuing with successive individuals or groups of such Eligible Nonhighly Compensated Participants in the same manner until the amount of the Targeted Supplemental Contributions is fully allocated.

Supplemental Matching Contributions

.  To the extent that the Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Supplemental Matching Contributions,” such contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant, in the same proportion that (i) such Eligible Nonhighly Compensated Participant’s Plan Year Participant Contributions that do not exceed the maximum amount of Participant Contributions taken into account in determining Matching Contributions for such Plan Year bears to (ii) the total of all

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such Eligible Nonhighly Compensated Participants’ Plan Year Participant Contributions (calculated by taking into account for such Eligible Nonhighly Compensated Participants only the maximum amount of Participant Contributions taken into account in determining Matching Contributions for such Plan Year).

5.5Crediting of Restoration Contributions

.

As of the Valuation Date coinciding with or immediately following the date on which the Plan restores the forfeitable portion of a Participant’s Account pursuant to Section 3.9, such amount will be credited to the Account of the Participant.

5.6Use of Forfeitures

.

To the extent Forfeitures are not used to pay Restoration Contributions pursuant to Section 3.9 or to replace abandoned Accounts as provided in Section 11.9, the Administrative Committee, in its sole discretion, may use such Forfeitures to pay the reasonable administrative expenses of the Plan or to reduce the Participating Companies’ obligation, if any, to make contributions (i) pursuant to the terms of the Plan for the Plan Year in which such Forfeitures occurred or any subsequent Plan Year(s), or (ii) pursuant to any voluntary corrective action taken under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency.

5.7Allocation and Crediting of Investment Experience

.

Generally

.  As of each Valuation Date, the Trustee will determine the fair market value of the Trust Fund which will be the sum of the fair market values of the Investment Funds, as determined by the institutions maintaining the Investment Funds.  Subject to subsection (b), each Participant’s or Beneficiary’s Account will be allocated and credited with a portion of such earnings or debited with a portion of such losses in each Investment Fund, in the proportion that the amount credited to such Account is invested in each Investment Fund.  Each Account will also be appropriately adjusted to reflect any Contributions, distributions, withdrawals or transfers between Investment Funds and other disbursements from such Account.  The provisions of this Section 5.7 will apply to all investment earnings or losses other than dividends paid on Company Stock that are allocated pursuant to Section 8.2.

Allocation of Adjustments Upon Change in Capitalization

.  If the outstanding shares of Company Stock held in the Plan increase or decrease by reason of recapitalization, reclassification, stock split, combination of shares or dividends payable in shares of Company Stock, such increase or decrease will be allocated to each Account as of the date on which the event requiring such adjustment occurs, in the same manner as the share to which it is attributable is then allocated.

5.8Notice to Participants of Account Balances

.

At least once for each calendar quarter, the Administrative Committee will cause a written statement of a Participant’s or Beneficiary’s Account balance to be distributed to the Participant or Beneficiary.

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5.9Good Faith Valuation Binding

.

In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee will exercise their best judgment, and all such determinations of value (in the absence of bad faith) will be binding upon all Participants and Beneficiaries.

Article VI

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CONTRIBUTION AND SECTION 415 LIMITATIONS
AND NONDISCRIMINATION REQUIREMENTS

6.1Maximum Limitation on Elective Deferrals

.

Maximum Elective Deferrals Under Participating Company Plans

.  The aggregate amount of a Participant’s Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies will not exceed the Maximum Deferral Amount.

Return of Excess Participant Contributions

.  If the aggregate amount of a Participant’s Participant Contributions made for any calendar year exceeds the Maximum Deferral Amount, the Participant will be deemed to have notified the Administrative Committee of such excess, and the Administrative Committee will cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Participant Contributions exceeds the Maximum Deferral Amount, plus (ii) any earnings allocable thereto for the calendar year for which such Participant Contributions were made.  If a Participant made both Before-Tax and Roth Contributions for the calendar year, the Before-Tax Contributions will be distributed before any Roth Contributions are distributed.  In addition, Matching Contributions made on behalf of the Participant which are attributable to the distributed Participant Contributions will be forfeited.

Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements

.  If after the reduction described in subsection (b) hereof, a Participant’s aggregate Elective Deferrals under plans, contracts and arrangements with the Controlling Company and all Affiliates still exceed the Maximum Deferral Amount, then, the Participant will be deemed to have notified the Administrative Committee of such excess, and, unless the Administrative Committee directs otherwise, such excess will be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with the Controlling Company and all Affiliates other than the Plan in the manner described in subsection (b) hereof.

Discretionary Return of Elective Deferrals

.  If after the reductions described in subsections (b) and (c) hereof, (i) a Participant’s aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Administrative Committee, on or before the March 1 following the end of such calendar year, a written request that the Administrative Committee distribute to such Participant all or a portion of his or her remaining Participant Contributions made for such calendar year, then the Administrative Committee may, but will not be required to, cause the Trustee to distribute such amount to such Participant in the manner described in subsection (b) hereof on or before the April 15 following the end of the year in which the Maximum Deferral Amount was exceeded.

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Return of Excess Annual Additions

.  Any Participant Contributions returned to a Participant to correct excess Annual Additions will be disregarded for purposes of determining whether the Maximum Deferral Amount has been exceeded.

6.2Nondiscrimination Requirements for Participant Contributions

.

Safe-Harbor Contributions

.  The Plan is intended to satisfy the actual deferral percentage safe-harbor requirements under Code Section 401(k)(12) by means of safe-harbor matching contributions as described in Code Section 401(k)(12)(B) with respect to all Active Participants who are eligible to receive Safe-Harbor Matching Contributions under Section 3.2(a), such that the Plan will be deemed to have satisfied the actual deferral percentage tests for each Plan Year with respect to such Active Participants.  Therefore, the ADP Tests of subsection (b) will apply solely with respect to Active Participants who receive Regular Matching Contributions under Section 3.2(b).

ADP Tests

.  The allocation of the aggregate of all (i) Participant Contributions (other than Catch-Up Contributions), (ii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions, and (iii) to the extent taken into account under subsection (d) hereof, before-tax and/or qualified nonelective contributions made under another plan, will satisfy at least one of the following ADP Tests for each Plan Year:

(1)The ADP of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the product of (i) the ADP for the Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (ii) 1.25; or

(2)The ADP of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the ADP for the Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor will it exceed the product of (i) the ADP for the Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (ii) 2.

ADP or Actual Deferral Percentage

.  The term “ADP” or “Actual Deferral Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of Participant Contributions (excluding Participant Contributions taken into account under Section 6.3 to help satisfy the ACP Tests, Catch-Up Contributions and any Contributions removed from a Participant’s Account to correct excess Annual Additions) and, to the extent designated under Section 6.2(d) by the Administrative Committee, the Supplemental Contributions (excluding Supplemental Contributions counted for purposes of Section 6.3(d)) as well as other before-tax and/or qualified nonelective contributions actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year.  Supplemental Contributions will be taken into account in determining a Participant’s ADP only if such Supplemental Contributions satisfy the requirements of Treasury Regulation Section

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1.401(k)-2(a)(6).  If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which before-tax or Roth contributions are made (other than a plan for which aggregation with the Plan is not permitted), the before-tax or Roth contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his or her ADP in accordance with Treasury Regulation Section 1.401(k)-2(a)(3)(ii).  The ADP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(k) and the regulations thereunder.  If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Participant Contributions and receives no allocation of Supplemental Contributions that are taken into account for purposes of the ADP Tests, such Participant’s ADP for such Plan Year will be zero.

Adjustments to Actual Deferral Percentages

.  In the event that the allocation of the Participant Contributions and Supplemental Contributions for a Plan Year does not satisfy one of the ADP Tests of subsection (a) hereof, the Administrative Committee will cause the Participant and Supplemental Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:

(1)The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and allocable to, the Participants described in Section 5.4 with respect to such Plan Year.  Such Supplemental Contributions will be allocated among such Participants pursuant to one of the methods described in Section 5.4.

(2)By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ADP Tests, the Administrative Committee may direct the Trustee to reduce the Participant Contributions taken into account with respect to Highly Compensated Employees under such failed ADP Tests by the dollar amount necessary to satisfy one of the ADP Tests.  The total dollar amount by which Participant Contributions will be reduced will be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of individual Actual Deferral Percentages, beginning with the highest Actual Deferral Percentage.  Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Participant Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

(A)First, the Participant Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Participant Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the amount of Participant Contributions of each such Highly Compensated Employee to equal the amount of Participant Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Participant Contributions for such Plan Year.  In addition, to the extent that a Highly Compensated Employee’s Participant Contributions are reduced pursuant to this Section, any Matching Contributions made on behalf of a Highly

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Compensated Employee which are attributable to the distributed Participant Contributions will be forfeited.

(B)Substantially identical steps will be followed for making further reductions in the Participant Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Participant Contributions for such Plan Year until the entire required reduction has been made.

(C)Any amount by which Participant Contributions are so reduced will be reduced by any excess deferrals previously distributed to the Participant under this Section for the taxable year ending within the same Plan Year.  The resulting amount, plus any earnings attributable thereto for the calendar year for which such Participant Contributions were made, will be distributed to the Highly Compensated Employees from whose Before-Tax and/or Roth Accounts such reductions will have been made, except to the extent that Code Section 414(v) permits such Participant Contributions to be characterized as Catch-Up Contributions and remain in the Plan.

Multiple Plans

.  If before-tax, Roth and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the before-tax and Roth contributions (excluding catch-up contributions) and applicable qualified nonelective contributions made to those other plans will be combined with the Participant and applicable Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof.  In addition, the Administrative Committee may elect to treat the Plan as a single plan along with the one or more other plans to which before-tax, Roth and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) (other than the requirements of Code Section 410(b)(2)(A)(ii)).  However, plans may be aggregated for purposes of this subsection (d) only if they have the same plan year and use the same testing method for the ADP Tests.

Separate Testing

.  In accordance with Treasury Regulation Section 1.401(k)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof.  In addition, pursuant to Code Section 401(k)(3)(F), the Administrative Committee may elect to exclude from the ADP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A).  If the ADP Tests are performed separately for any group of Participants, then only the Participants included in such separate ADP Tests will be taken into account for purposes of allocating Supplemental Contributions made for the purpose of satisfying such ADP Tests and for purposes of any adjustments made pursuant to subsection (c) hereof.

Interpretation

.  The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations.  To the extent permitted

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under such Treasury Regulations, the Administrative Committee may elect to use any optional or alternative methods of applying the limitations of this Section.

6.3Nondiscrimination Requirements for Matching Contributions

.

Safe-Harbor Contributions

.  The Plan is intended to satisfy the actual contribution percentage safe-harbor requirements under Code Section 401(m)(11) with respect to Safe-Harbor Matching Contributions made under the Plan with respect to all Active Participants who are eligible to receive Safe-Harbor Matching Contributions under Section 3.2(a), such that the Plan will be deemed to have satisfied the actual contribution percentage tests for each Plan Year with respect to such Active Participant.  Therefore, the ACP Tests of subsection (b) will apply solely with respect to Active Participants who receive Regular Matching Contributions under Section 3.2(b).

ACP Tests

.  The allocation of the aggregate of all (i) Regular Matching Contributions, (ii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions, and (iii) to the extent designated by the Administrative Committee pursuant to subsection (d) hereof, after-tax, matching, before-tax, Roth and/or qualified nonelective contributions made under another plan will satisfy at least one of the following ACP Tests for such Plan Year:

(1)The ACP of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the product of (i) the ACP for the Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (ii) 1.25; or

(2)The ACP of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the ACP for the Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor will it exceed the product of (i) the ACP for the Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (ii) 2.

ACP or Actual Contribution Percentage

.  The term “ACP” or “Actual Contribution Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group and rounded to the nearest 1/100th of a percent) of (i) the total of the amount of Regular Matching Contributions and, to the extent designated by the Administrative Committee, the Participant and/or Supplemental Contributions (excluding Participant Contributions and Supplemental Contributions counted for purposes of Section 6.2, Catch-up Contributions, and any Contributions returned to a Participant or otherwise removed from his or her Account to correct excess Annual Additions), as well as after-tax, matching, before-tax, Roth and/or qualified nonelective contributions actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year.  Regular Matching Contributions will be taken into account in determining a Participant’s ACP only to the extent that such Regular Matching Contributions satisfy the requirements of Treasury Regulation Section 1.401(m)-2(a)(5).  Supplemental Contributions will be taken into account in

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determining a Participant’s ACP only if such Supplemental Contributions satisfy the requirement of Treasury Regulation Section 1.401(m)-2(a)(6).  If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching or after-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching and after-tax contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his or her ACP in accordance with Treasury Regulation Section 1.401(m)-2(a)(3)(ii).  The ACP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations thereunder.  If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Participant Contributions which are taken into account (as described above) for purposes of calculating his or her ACP, makes no after-tax contributions, and if he or she receives no allocations of Regular Matching Contributions or qualified nonelective contributions which are taken into account (as described above) for purposes of calculating his or her ACP, such Participant’s ACP for such Plan Year will be zero.

Adjustments to Actual Contribution Percentages

.  In the event that the allocation of the Participant, Regular Matching and Supplemental Contributions and other after-tax, before-tax, Roth and qualified nonelective contributions for a Plan Year does not satisfy one of the ACP Tests of subsection (a) hereof, the Administrative Committee will cause such Regular Matching Contributions for the Plan Year to be adjusted in accordance with one or a combination of the following options:

(1)The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Participants described in Section 5.4 with respect to such Plan Year.  Such Supplemental Contributions will be allocated among the Participants pursuant to the methods described in Section 5.4.  Alternatively or in addition, the Administrative Committee may add a portion of the Participant Contributions (other than Catch-Up Contributions) that are made for the Plan Year by the Participants who are not Highly Compensated Employees and that are not needed for the Plan to satisfy the ADP Tests for the Plan Year to the Regular Matching Contributions for such Participants to increase the ACP for such Participants.

(2)By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce Regular Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by the dollar amount necessary to satisfy one of the ACP Tests.  The amount by which Regular Matching Contributions will be reduced will be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of individual Actual Contribution Percentages, beginning with the highest Actual Contribution Percentage.  Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Regular Matching Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

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(A)

First, the Regular Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Regular Matching Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the dollar amount of Regular Matching Contributions of each such Highly Compensated Employee to equal the amount of Regular Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Regular Matching Contributions for such Plan Year.

(B)

Substantially identical steps will be followed for making further reductions in the Regular Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Regular Matching Contributions for such Plan Year until the entire required reduction has been made.

(C)

The amount by which Regular Matching Contributions are to be reduced, plus any earnings attributable thereto, will be forfeited; provided, if the Regular Matching Contributions to be reduced are vested and therefore may not be forfeited, those Regular Matching Contributions, plus any earnings attributable thereto (excluding any gap income or loss) will be distributed to the Highly Compensated Employees from whose Regular Matching Accounts such reductions have been made.

Multiple Plans

.  If matching, after-tax, before-tax, Roth and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the matching, after-tax, applicable before-tax and/or Roth contributions (other than catch-up contributions) and qualified nonelective contributions made to those other plans will be combined with the Matching, applicable Participant and Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof.  In addition, the Administrative Committee may elect to treat the Plan as a single plan along with one or more other plans to which matching, after-tax, applicable before-tax, Roth and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) (other than the requirements of Code Section 410(b)(2)(A)(ii)).  However, plans may be aggregated for purposes of this subsection (d) only if they have the same plan year and use the same testing method for the ACP Tests.

Separate Testing

.  In accordance with Treasury Regulation Section 1.401(m)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof.  In addition, pursuant to Code Section 401(m)(5)(C), the Administrative Committee may elect to exclude from the ACP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A).  Collectively Bargained Participants will not be subject to the ACP Tests.  If the ACP Tests are performed separately for any group of Participants, then only the Participants included in such

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separate ACP Tests will be taken into account for purposes of allocating Supplemental Contributions made for the purpose of satisfying such ACP Tests and for purposes of any adjustments made pursuant to subsection (c) hereof.

Interpretation

.  The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations.  To the extent permitted under such Treasury Regulations, the Administrative Committee may elect to use any optional or alternative methods of applying the limitations of this Section.

6.4Code Section 415 Limitations on Maximum Contributions

.

General Limit on Annual Additions

.  In no event will the Annual Addition to a Participant’s Account for any Limitation Year, under the Plan and any other Defined Contribution Plan maintained by an Affiliate, exceed the lesser of:

(1)$57,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d) to reflect cost-of-living increases); or

(2)100 percent of such Participant’s Compensation.

Combined Plan Limit

.  If an Employee is a participant in the Plan and any one or more other Defined Contribution Plans maintained by any Affiliate and a corrective adjustment in such Employee’s benefits is required to comply with this Section, such adjustment will be made under the other plan(s).

Compliance with Code Section 415

.  The limitations in this Section are intended to comply with the provisions of Code Section 415 and, to the extent not included herein, Code Section 415 and the applicable regulations, including but not limited to the regulations that were published in the Federal Register on April 5, 2007, are hereby incorporated by reference, so that the maximum benefits permitted under plans of the Affiliates will be exactly equal to the maximum amounts allowed under Code Section 415 and the regulations thereunder.

6.5Construction of Limitations and Requirements

.

The descriptions of the limitations and requirements set forth in this Article VI are intended to serve as general statements of the legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code.  The Participating Companies do not desire or intend, and the terms of this Article VI will not be construed, to impose any more restrictions on the operation of the Plan than required by law.  Therefore, the terms of this Article VI and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

Article VII

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INVESTMENTS

7.1Establishment of Trust Account

.

All Contributions are to be paid over to the Trustee, to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust.

7.2Investment Funds

.

Establishment of Investment Funds

.  In accordance with instructions from the Investment Committee and the terms of the Plan and the Trust, the Trustee will establish and maintain, for the investment of the assets of the Trust Fund, Investment Funds for the investment of Contributions and Accounts.  Such Investment Funds will be established and modified from time to time without necessity of amendment to the Plan and will have the investment objectives determined appropriate by the Investment Committee.  Investment Funds also may be established and maintained for any limited purpose(s) the Investment Committee may properly direct (for example, for the investment of certain specified Accounts transferred from a Prior Plan).  Similarly, at the authorized direction of the Investment Committee, the Trustee may eliminate one or more of the then existing Investment Funds.  The Trustee may invest Contributions it receives in interest bearing accounts until such time as a Participant’s investment directions can be effected.

Reinvestment of Cash Earnings

.  Subject to the provisions of Section 8.2 regarding dividends paid on shares of Company Stock, any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions or to pay Plan or Trust expenses) will be reinvested in such Investment Fund.

7.3Participant Direction of Investments

.

The Plan is intended to constitute a plan described in ERISA Section 404(c) and the regulations thereunder.  Each Participant or Beneficiary generally may direct the manner in which his or her Accounts and Contributions will be invested in and among the Investment Funds described in Section 7.2.  Investment directions will be made in accordance with the following terms:

Investment of Contributions

.  Except as otherwise provided in this Section, each Participant may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his or her future Contributions that will be invested in each Investment Fund.  An initial election of a Participant will be made as of the Entry Date on which the Participant commences or recommences participation in the Plan and will apply to all such specified Contributions credited to such Participant’s Account after such Entry Date; provided, an earlier investment election may be made with respect to a Rollover Contribution made before an Employee becomes an Active Participant.  Such Participant may make subsequent elections as of any Valuation Date, and such elections will apply to all such Contributions credited to such Participant’s Accounts following such date.  For purposes hereof, Contributions and/or Forfeitures that are credited to a Participant’s or Beneficiary’s Account will

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be subject to the investment election in effect on the date on which such amounts are actually received and credited, regardless of any prior date “as of” which such Contributions may have been allocated to his or her Account.  Any election made pursuant to this subsection (a) with respect to future Contributions will remain effective until changed by the Participant. In the event a Participant never makes an investment election or makes an incomplete or insufficient election, the Participant’s Account will be invested in the Investment Fund selected by the Administrative Committee.

Investment of Existing Account Balances

.  Except as otherwise provided in this Section, each Participant or Beneficiary may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his or her existing Accounts that will be invested in each Investment Fund.  Such Participant or Beneficiary may make such elections effective as of any Valuation Date following his or her Entry Date into the Plan (or the crediting of his or her Rollover Contribution).  Each such election will remain in effect until changed by such Participant or Beneficiary.  In the event a Participant or Beneficiary fails to make an election for his or her existing Account balance pursuant to the terms of this subsection (b) which is separate from his or her election made for his or her Contributions pursuant to the terms of subsection (a) hereof, or if a Participant’s or Beneficiary’s investment election form is incomplete or insufficient in some manner, the Participant’s or Beneficiary’s existing Account balance will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his or her Account; provided, if no such election exists, the Participant’s Account will be invested in the Investment Fund selected by the Administrative Committee.

Conditions Applicable to Elections

.  The Administrative Committee will have complete discretion to adopt and revise procedures to be followed in making such investment elections.  Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the deadline for making elections, the effective date of such elections and the conditions, if any, under which individual Investment Funds may be elected.  Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section will supersede such provisions of this Section without the necessity of a Plan amendment.

Absence of Investment Election

.  Except as provided in subsection (f) hereof, in the event a Participant or Beneficiary never makes an investment election or makes an incomplete or insufficient election in some manner, the Trustee will direct the investment of the Participant’s or Beneficiary’s Account in a “qualified default investment alternative” selected by the Investment Committee in accordance with ERISA Section 404(c)(5) and the regulations thereunder.

Restrictions on Investments

.  To the extent any investment or reinvestment restrictions apply with respect to any Investment Funds (for example, restrictions on changes of investments between competing funds) or as a result of depletion of cash liquidity within an Investment Fund, a Participant’s or Beneficiary’s ability to direct investments hereunder may be limited.

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Company Stock Fund

.  Effective July 1, 2020, the Investment Funds will include a Company Stock Fund.  Notwithstanding anything in this Section 7.3 to the contrary, if the Controlling Company elects to have the Participating Companies make employer Contributions and/or Participant Contributions in the form of shares of Company Stock, such contributions shall be made to the Company Stock Fund, without regard to the provisions of subsections (a) and (d), provided that Participants and Beneficiaries may at any time thereafter elect to transfer any amounts in the Company Stock Fund to any other Investment Fund. In addition, at the time that contributions are made in the form of shares of Company Stock, the Controlling Company may also provide for the payment of cash contributions as may be necessary to maintain a sufficient level of short-term investments in the Company Stock Fund, and such cash contributions shall be made to the Company Stock Fund without regard to the provisions of subsections (a) and (d).  The fiduciary responsible for determining the suitability of Investment Funds will not take any action with respect to the Company Stock Fund that is inconsistent with the Controlling Company’s intent as set forth in the preceding sentence unless it is clearly determined by the fiduciary that such action is required under the prudence requirement of ERISA Section 404(a)(1)(B), disregarding any elements of such prudence requirement that relate to diversification.

(1)To the extent that any cash amounts received by or held in the Trust Fund are to be invested in shares of Company Stock within the Company Stock Fund, the Trustee, pursuant to procedures established by the Administrative Committee, will effect purchases of whole shares of Company Stock in the open market or from the Controlling Company (to the extent permitted under ERISA Section 408(e)); provided that the Trustee may place a net (or residual) trade representing the difference between all Participant purchase and sell requests that have been received for trading in the Company Stock Fund on any particular day. The total cost to Participants of such purchase will include acquisition costs.

(2)To the extent that any shares of Company Stock held in the Trust Fund are to be liquidated for purposes of investing in one or more of the other Investment Funds, making distributions and/or otherwise, the Trustee, in a manner consistent with the terms of subsection (f)(1) hereof, will either (i) sell, at fair market value, the appropriate number of shares of Company Stock to effect such election, or (ii) retain such shares for credit to other Participants’ Accounts; any shares of Company Stock so retained will be deemed to have been sold at fair market value on the day the election to sell is to be effective as described in subsection (f)(3) hereof.  The Trustee may sell shares of Company Stock to the Controlling Company in accordance with the requirements of ERISA Section 408(e).

(3)If Company Stock is to be purchased or sold, such purchases and sales will be made as soon as administratively practicable, provided that if the Administrative Committee determines that large purchases or sales by the Trustee could disrupt the market for Company Stock and cause the Trustee to pay a greater price or receive a lower price for shares, the Administrative Committee may direct the Trustee to purchase or sell shares over multiple business days and to allocate such shares or the proceeds therefrom to Participants on the basis of the weighted average purchase or sales price.

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(4)For all purposes under the Plan for which the value of Company Stock must be determined, the value of Company Stock will be its fair market value.  If the Company Stock is listed on an established stock exchange, the fair market value per share of Company Stock on any particular date will be the closing price of the stock on such exchange as of the day designated by the Administrative Committee or determined under any procedure in general use under the Plan.  If, for any reason, the fair market value per share of Company Stock cannot be ascertained or is unavailable for a particular date, the fair market value of such stock will be determined as of the nearest preceding date on which such fair market value can be ascertained pursuant to the terms hereof.  In the case of a transaction between the Plan and a person described in Code Section 4975(e)(2), the value will be determined as of the date of the transaction; for all other purposes, the value will be determined as of the most recent Valuation Date.

(5)The provisions of Section 7.3(f) are intended to satisfy the requirements of Code Section 401(a)(35), and the Administrative Committee will not adopt any procedures or impose any restrictions that would violate Code Section 401(a)(35).  Notwithstanding anything in Section 7.3 to the contrary, to the extent permitted under Code Section 401(a)(35), the Administrative Committee may impose restrictions on transfers into and out of the Company Stock Fund that are reasonably designed to ensure compliance with applicable securities laws.

7.4Valuation

.

As of each Valuation Date, the Trustee will determine the fair market value of each of the Investment Funds after first deducting any expenses which have not been paid by the Participating Companies and which are allocable to the Investment Funds in accordance with procedures established by the Administrative Committee pursuant to Section 16.8.

7.5Purchase of Life Insurance

.

Life insurance contracts will not be purchased.

7.6Voting and Tender Offer Rights with Respect to Investment Funds

.

Subject to Section 7.9, to the extent and in the manner permitted by the Trust and/or any documents establishing or controlling any of the Investment Funds, Participants and Beneficiaries will be given the opportunity to vote and tender their interests in each Investment Fund.  Otherwise, such interests will be voted or tendered by the investment manager or other fiduciary that controls such Investment Fund as may be provided in the controlling documents or as otherwise specified by the Investment Committee.  Participants and Beneficiaries will have the right to vote shares of Company Stock in accordance with Section 7.9(a).

7.7Fiduciary Responsibilities for Investment Directions

.

All fiduciary responsibility with respect to the selection of Investment Funds for the investment of a Participant’s or Beneficiary’s Accounts will be allocated to the Participant or Beneficiary who directs the investment.  In accordance with ERISA Section 404(c), neither the Controlling Company, the Board, the Administrative Committee, the Investment Committee, the

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Trustee nor any Participating Company will be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction.

7.8Appointment of Investment Manager; Authorization to Invest in Collective Trust

.

Investment Manager

.  The Investment Committee may appoint any one or more individuals or entities to serve as the investment manager or managers of the entire Trust or of all or any designated portion of a particular Investment Fund or Investment Funds.  The investment manager will certify that it is qualified to act as an “investment manager” within the meaning of ERISA Section 3(38) and will acknowledge in writing its fiduciary status with respect to the assets placed under its control.  The appointment of the investment manager will be effective as of the date specified by the Investment Committee, and the appointment will continue in effect until such date as the Investment Committee may specify.  If an investment manager is appointed, the investment manager will have the power to manage, acquire and dispose of any and all assets of the Trust Fund, as the case may be, which have been placed under its control, except to the extent that such power is reserved to the Trustee by the Controlling Company.  If an investment manager is appointed, the Trustee will be relieved of any and all liability for the acts or omissions of the investment manager, and the Trustee will not be under any obligation to invest or otherwise manage any assets which are subject to the management of the investment manager.

Collective Trust

.  The Investment Committee may designate that all or any portion of the Trust Fund will be invested in a collective trust fund, in accordance with the provisions of Revenue Ruling 81-100 or any successor ruling, which collective trust fund will be deemed to have been adopted as a part of the Plan.  Such designation or direction will be in addition to the powers to invest in commingled funds maintained by the Trustee provided for in the Trust.

7.9Voting and Tender Offer Rights With Respect to Company Stock

.

Voting Rights

.  Each Participant and Beneficiary will have the right to direct the Trustee as to the exercise of all voting rights with respect to the whole shares of Company Stock in his or her Account.  To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants and Beneficiaries and will vote such fractional shares, and any shares of Company Stock for which no direction is received, in the same proportion as the whole shares of such Company Stock are voted by the voting Participants and Beneficiaries thereof by the Trustee.

Tender Offer Rights

.  Each Participant and Beneficiary will have the right to direct the Trustee as to whether, in accordance with the terms of any tender offer for shares of Company Stock, to tender the whole shares of Company Stock in his Account, and the Trustee will follow such directions.  To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants and Beneficiaries and will tender such fractional shares of Company Stock in the same proportion as the whole shares of such Company Stock are tendered by the tendering Participants and Beneficiaries.  Unless otherwise required by ERISA, the Trustee will not tender whole shares of Company Stock credited to a Participant’s or Beneficiary’s Account for which it has received no directions.

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Confidentiality

.  The Administrative Committee will establish procedures to protect the voting and tender offer rights of Participants and Beneficiaries and to ensure that the manner in which each Participant and Beneficiary exercises his voting or tender offer rights is confidential with respect to the Administrative Committee and the management of the Controlling Company.

Dissemination of Pertinent Information

.  The Administrative Committee will deliver, or cause to be delivered, to each Participant and Beneficiary, all notices, financial statements, proxies and proxy soliciting materials relating to the voting of Company Stock in his or her Account.  In addition, the Administrative Committee will deliver, or cause to be delivered, to each Participant and Beneficiary all materials relating to any tender offer, including the materials distributed by any tender offerer (that is, any bidder).  The Administrative Committee will notify each Participant and Beneficiary of each occasion for the exercise of voting or tender offer rights within a reasonable time before such rights are to be exercised, and such notification will include all of the relevant information that the Controlling Company distributes to shareholders regarding the exercise of such rights.

Article VIII

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ESOP Provisions

8.1Designation as an ESOP

.

The Company Stock Fund portion of the Plan is designated as an “employee stock ownership plan” (as defined in Code Section 4975(e)(7) and ERISA Section 407(d)) (the “ESOP”).  The ESOP will be treated as a stock bonus plan designed to invest primarily in qualifying employer securities (as defined in Code Section 4975(e)(8)) of the Controlling Company.  As such, this portion of the Plan will be subject to the terms and conditions of Code Sections 409(e), 409(h) and 409(o).  The provisions of Section 11.1 satisfy the distribution requirements of Code Section 409(o), the provisions of Sections 10.9(b) and 11.4(c) satisfy the requirements of Code Section 409(h), and the provisions of Section 7.9 satisfy the requirements of Code Section 409(e).

8.2Flexible Dividend Program

.

Distribution of Dividends

.  The Administrative Committee may, in its discretion, permit cash dividends payable into the ESOP on the Company Stock held therein to be:

(1)paid directly to each Participant or Beneficiary in cash;

(2)paid to the Plan, with instructions that the dividends be distributed in cash to Participants and Beneficiaries not later than 90 days after the close of the Plan Year in which paid; or

(3)at the election of the Participant or Beneficiary pursuant to procedures established by the Administrative Committee in accordance with Code Section 404(k), paid as provided in subsection (1) or (2) hereof or paid to the Plan and reinvested in the Company Stock Fund.

Dividends Fully Vested

.  Notwithstanding anything in the Plan to the contrary, all such dividends on Company Stock shall be fully vested.

Rollover of Dividend Distributions

.  Distributions of dividends pursuant to this Section are not eligible for distribution in the form of a direct rollover as described in Section 11.4(b)

Dividends Not Distributed

.  Any dividends that are not distributed from the Plan as provided in subsections (a)(1) and (a)(3) hereof will be allocated as described in Section 5.7(b) and reinvested in the Company Stock Fund.

Compliance with Code Section 404(k)

.  It is the Controlling Company’s intent for the flexible dividend program in this Article to meet the requirements for deduction under the terms and conditions of Code Section 404(k) and any regulations issued thereunder, and the Plan’s provisions will be construed accordingly.

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8.3Election for Dividend Distribution

.

If the Administrative Committee makes dividend distribution available for a Plan Year, each Participant or Beneficiary who desires to receive a distribution of 100 percent of the cash dividend payments on the Company Stock in his Account will deliver to the Administrative Committee (or its designee) an election selecting such distribution by any method and subject to any rules and procedures determined by the Administrative Committee.  A Participant or Beneficiary may change, reinstitute or revoke his or her election pursuant to the rules and procedures established by the Administrative Committee from time to time, provided that Participants and Beneficiaries will be given a reasonable opportunity to make or change an election before a dividend is paid or distributed and to change dividend elections at least annually.

8.4Failure to Elect

.

Any Participant or Beneficiary who at any time does not have in effect a valid election to receive dividend distributions under this Article will be deemed to have elected not to receive dividend distributions.

Article IX

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VESTING IN ACCOUNTS

9.1General Vesting Rule

.

Fully Vested Accounts

.  All Participants will at all times be fully vested in their Before-Tax, Roth, After-Tax, Safe-Harbor Matching, Supplemental and Rollover Accounts.  In addition, as provided in Section 8.2(b), all dividends paid on shares of Company Stock in the Company Stock Fund shall at all times be fully vested.

Regular Matching Accounts

.

Salaried and Non-Union Hourly Participants

.  All Participants who are not Collectively Bargained Participants and who are Covered Employees on January 1, 2016 will be fully vested in their Regular Matching Accounts.  The Regular Matching Account of a Participant who is not a Collectively Bargained Participant and who is not a Covered Employee on January 1, 2016 will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Regular Matching Account
Less than 3 Years	0%
3 Years or more	100%

Collectively Bargained Participants

.  Except as provided in Sections 9.2, and 9.3, or as otherwise provided in Schedule C hereto or on an applicable Exhibit, the Regular Matching Account of each Collectively Bargained Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Regular Matching Account
Less than 3 Years	0%
3 Years or more	100%

Automatic Company Contribution Accounts

.  Except as provided in Sections 9.2 and 9.3, the Automatic Company Contribution Account of each Participant who completes an Hour of Service after the Effective Date will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Automatic Company Contribution Account
Less than 3 Years	0%
3 Years or more	100%

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Profit Sharing Accounts

.  Except as provided in Sections 9.2 and 9.3, the Profit Sharing Account of each Participant will vest in accordance with the terms of Schedule C hereto or an applicable Exhibit.

Transfer Accounts

.  Transfer Accounts will vest in accordance with the terms specified by the Administrative Committee on Schedule C hereto.

RTS Packaging, LLC

.  In the case of a Participant who previously participated in a Code Section 401(k) plan maintained by RTS Packaging, LLC or an affiliate, the vesting schedule applicable to such Participant’s Matching Account will be subject to the vesting schedule applicable to matching contributions made under such RTS Packaging, LLC plan, to the extent that the Participant’s vested percentage would at any time be greater under such vesting schedule.

9.2Vesting Upon Attainment of Normal Retirement Age, Death or Disability

.

Notwithstanding Section 9.1, a Participant’s Account will become 100 percent vested and nonforfeitable upon the occurrence of any of the following events:

(a)	The Participant’s attainment of Normal Retirement Age while still employed as an Employee;
(b)	The Participant’s death while still employed as an Employee or while performing Qualified Military Service; or
(c)	The Participant’s becoming Disabled while still employed as an Employee.

9.3Timing of Forfeitures and Vesting after Reemployment

.

Timing of Forfeitures

.  If a Participant who is not yet 100 percent vested in his or her Account severs from employment with all Affiliates, the nonvested amount in his or her Account will be subject to the restoration rules set forth herein.  If a Participant has no vested interest in his or her Matching, Automatic Company Contribution, and/or Profit Sharing Account at the time he or she severs from employment, the Participant’s Matching, Automatic Company Contribution, and/or Profit Sharing Account will be treated as a Forfeiture as of the earlier of the date on which the Participant receives a distribution of the vested portion of his or her Account or the May 1 immediately following the date he or she severs from employment.  If such Participant does not resume employment with an Affiliate before he or she has incurred 6 or more consecutive Breaks in Service, the nonvested portion of his or her Account will be permanently forfeited and will not be restored.  If such a Participant resumes employment with an Affiliate before he or she has incurred 6 consecutive Breaks in Service, the nonvested amount will be restored pursuant to the terms of subsection (b).

Reemployment and Vesting Before any Distribution

.  If such a Participant with no vested interest in his or her Matching, Automatic Company Contribution, and/or Profit Sharing Account is rehired as an Employee prior to the occurrence of 6 consecutive Breaks in Service, his or her Account will be restored upon reemployment pursuant to the terms of Section

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3.9 and then will be subject to all of the vesting rules in this Article IX as if no forfeiture had occurred.

9.4Vesting Following Partial Distributions

.

In the event that a Participant receives a distribution from an Account in which he or she is less than fully vested and is subsequently credited with one or more additional Years of Vesting Service, the vested interest of the Participant in such Account prior to the date such Participant (i) severs from employment with all Affiliates, (ii) incurs 6 consecutive Breaks in Service (such that the nonvested portions of such Account are forfeited), or (iii) becomes 100 percent vested pursuant to the terms of Sections 9.1 or 9.2 hereof (whichever is earliest), will be determined pursuant to the following formula:

X=P (AB + [R x D]) - (R x D),

where X is the vested interest at the relevant time (that is, the time at which the vested percentage in such Account can no longer increase); P is the vested percentage at the relevant time; AB is the balance of his or her Account at the relevant time; D is the amount of the distribution; and R is the ratio of such Account’s balance at the relevant time to such Account’s balance immediately after the distribution.

9.5Amendment to Vesting Schedule

.

Changes to Vesting of Future Contributions

.  In the event that an amendment to the Plan will directly have an adverse effect on Participants’ vested percentage for future Contributions, any Participant who has 3 or more Years of Vesting Service (calculated in a manner consistent with Treasury Regulation Section 1.411(a)-8T (or any successor section)) may elect to have his or her vested percentage for his or her Account calculated under the schedule in the Plan before any such change, and the Administrative Committee will give each such Participant notice of his or her rights to make such an election.  The period during which the election may be made will commence with the date the amendment is adopted or deemed to be made and will end on the latest of:  (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment becomes effective; or (iii) 60 days after the Participant is issued written notice of the amendment by a Participating Company or the Administrative Committee.

Changes to Vesting of Existing Accounts

.  In the event that an amendment to the Plan affects the terms under which Participants vest in their existing Accounts, the vesting of each Participant’s Account balance attributable to Contributions accrued on or before the later of the date of adoption or the effective date of the amendment will, to the extent required by Code Section 411(d)(6), at no time be less than the vested percentage that would be determined under the terms of the Plan prior to such amendment.

Article X

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in-service WITHDRAWALS AND LOANS

10.1Hardship Withdrawals

.

Parameters of Hardship Withdrawals

.  Subject to the provisions of Section 10.9, a Participant who is employed by an Affiliate may make, on account of hardship, a withdrawal from his or her Before-Tax and/or Roth Account (prior to January 1, 2019, excluding  any investment earnings).    For purposes of this subsection (a), a withdrawal will be on account of “hardship” if it is necessary to satisfy an immediate and heavy financial need of the Participant.  A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant.

Immediate and Heavy Financial Need

.  For purposes of the Plan, an immediate and heavy financial need exists only if the withdrawal is on account of:

(i)

expenses for medical care described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income) for the Participant or his or her Spouse, dependents (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof), or Beneficiary;

(ii)	the purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii)

the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or his or her Spouse, children, dependents (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof), or Beneficiary;

(iv)	the need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence;
(v)

the payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152 without regard to subsection (d)(1)(B) thereof), or Beneficiary;

(vi)

expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to subsection (h)(5) thereof, for hardship withdrawals made on or after January 1, 2018, and without regard to whether the loss exceeds 10 percent of adjusted gross income); or

(vii)

effective for hardship withdrawals made on or after January 1, 2019, expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act,

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Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

For purposes of this subsection (b), the term “Beneficiary” means only a primary, and not a contingent, Beneficiary of the Participant.

Necessary to Satisfy a Financial Need

.  A withdrawal will be considered as necessary to satisfy an immediate and heavy financial need of a Participant only if (i) the Participant has obtained all distributions (including currently available dividends on Company Stock that may be distributed to the Participant pursuant to Section 8.2), other than hardship withdrawals, and, for hardship withdrawals made prior to January 1, 2019 only, all nontaxable loans under all plans maintained by the Controlling Company and its Affiliates; (ii) for periods prior to January 1, 2019 only, all plans maintained by the Controlling Company and its Affiliates provide that the Participant’s elective contributions and employee contributions will be suspended for a 6-month period following the hardship withdrawal; and (iii) the withdrawal is not in excess of the amount of the Participant’s immediate and heavy financial need.  For purposes of clause (ii) of the preceding sentence, the term “plans” includes qualified and nonqualified plans of deferred compensation, cash or deferred arrangements that are part of a cafeteria plan, and stock option, stock purchase and similar plans; however, it does not include the mandatory employee contribution portion of a defined benefit plan or a health and welfare benefit plan (including one that is part of a cafeteria plan).  For hardship withdrawals made before January 1, 2020, the Administrative Committee will make its determination as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need on the basis of all relevant facts and circumstances.  For hardship withdrawals made on or after January 1, 2020, the Participant must represent (in writing, by an electronic medium, or in any other form permitted by applicable Treasury guidance) that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need, and the Administrative Committee will rely on such representation unless it has actual knowledge to the contrary. The amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local taxes or penalties which are reasonably anticipated to result from the hardship withdrawal.

10.2After-Tax and Rollover Account Withdrawals

.

Subject to the provisions of Section 10.9, and except as otherwise provided in Schedule C with respect to a Participant whose vested Account balance includes amounts attributable to assets transferred from the MWV Salaried Plan and the MWV Union Plan, a Participant who is employed by an Affiliate may request a withdrawal of all or a part of his or her After-Tax and/or Rollover Accounts.

10.3Age 59½ Withdrawals

.

Subject to the provisions of Section 10.9, and except as otherwise provided in Schedule C with respect to a Participant whose vested Account balance includes money purchase pension plan contributions transferred from the Schiffenhaus Packaging Corp. 401(k) Plan or the Polytop Corporation 401(k) Savings and Retirement Plan, a Participant who is employed by an

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Affiliate and has attained age 59½ may request a withdrawal of all or part of his or her vested Account prior to severing from employment.

10.4Disability Distribution

.

Subject to the provisions of Section 10.9, a Participant who is employed by an Affiliate and becomes Disabled may request a withdrawal of all or part of his or her vested Account as soon as administratively practicable after the date the Participant becomes Disabled.

10.5Qualified Reservist Distributions

.

Subject to the provisions of Section 10.9, a Participant who was (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code)) ordered or called to active duty for a period in excess of 179 days or for an indefinite period may request a withdrawal of all or part of his or her Before-Tax and/or Roth Account during the period beginning on the date of such order or call and ending at the close of the active duty period.

10.6Distributions and Withdrawals from Transfer Accounts

.

If a Prior Plan (i) allows Code Section 411(d)(6) protected in-service withdrawals (other than those otherwise permitted under the Plan) and/or (ii) allows one or more Code Section 411(d)(6) protected forms of distribution not generally permitted under the Plan, the Participants who have Transfer Accounts reflecting the accrued benefits subject to such protected withdrawals and forms of distribution under that Prior Plan will be permitted to withdraw, and/or receive distributions from the subject Transfer Accounts in a manner and subject to rules and restrictions similar to those provided under the Prior Plan such that the Plan will comply with the requirements of Code Section 411(d)(6).  Provisions regarding such protected in-service withdrawals may be noted in Schedule C.

10.7Loans to Participants

.

Grant of Authority

.  Loans to Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in ERISA Section 3(14) generally will be allowed during such period(s) of time that the Administrative Committee determines, in its sole discretion, it is desirable and administratively feasible to make such loans.  Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee and set forth in a written policy statement, the Trustee, upon proper application by an eligible Participant, Beneficiary or alternate payee on forms approved by the Administrative Committee, may make a loan or loans to the borrower.

Nondiscriminatory Policy

.  Loans will be available to all Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in ERISA Section 3(14) on a reasonably equivalent basis, without regard to an individual’s race, color, religion, age, sex or national origin.  Loans will not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation will be interpreted to mean that, subject to the other limitations in this Section, the

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same percentage of each borrower’s vested Account balance may be loaned to each such borrower regardless of the actual amount of his or her vested Account balance.  Eligible individuals may apply for loans by submitting an application in written, electronic or other form established by the Administrative Committee, pursuant to nondiscriminatory procedures established by the Administrative Committee from time to time.

Minimum Loan Amount

.  The minimum amount of any loan will be $1,000 or such lesser amount established by the Administrative Committee from time to time.

Limitations on Loans

.  The Administrative Committee will determine the maximum number of loans that may be outstanding at any time.  In addition, no loan may be made to any borrower from the Plan if the amount of such loan exceeds the lesser of (i) the limit established by the Administrative Committee, or (ii) the least of (1), (2) or (3), as follows:

(1)$50,000 minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the borrower by the qualified employer plans (as defined in Code Section 72(p)(4)(A)) maintained by the Affiliates;

(2)The difference between (i) 50 percent of the borrower’s total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus (ii) the total amount of all loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates; or

(3)50 percent of the borrower’s vested Account balance immediately after the origination of the loan.

Adequacy of Security

.  All loans will be secured by the pledge of a dollar amount of the borrower’s Account balance (i) which is not less than the principal amount of the loan plus an additional amount, if any, which the Administrative Committee deems desirable to secure payment of interest accruing on the loan, and (ii) which in no event (when aggregated for all outstanding loans) is greater than 50 percent of the borrower’s vested Account balance immediately after the origination of the loan.  Notwithstanding anything herein to the contrary, the pledge of such security will be made in such manner and amount as the Administrative Committee may require for the loan to be considered adequately secured.  A loan will be considered to be “adequately secured” if the security posted for such loan is in addition to and supporting a promise to pay, if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan.  The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms.  During the period that a loan is outstanding, if a Participant becomes eligible to receive a withdrawal or a distribution, the amount of such Participant’s Account which he or she will be eligible to receive through withdrawal or distribution will not exceed that amount which will reduce such Participant’s Account balance below the principal amount then outstanding on such loan.

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Rate of Interest

.  A loan from the Plan must bear a reasonable rate of interest.  A loan will be considered to bear “a reasonable rate of interest” if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.  In general, the Administrative Committee’s decision as to the rate of interest for any Plan loan will be based primarily on the rate of interest that one or more local banks or other lending institutions would charge on a similar loan, taking into account, among other things, the collateral pledged to secure the loan.

Crediting Loan Payments to Accounts

.  The loan will be considered a directed investment of the borrower, and any principal and interest paid on the loan will be considered a part of his or her total Account.  Each payment of principal and interest will be credited to the Investment Funds of the Participant’s Account as directed by the Participant pursuant to procedures established by the Administrative Committee.

Remedies in the Event of Default

.  If any loan payments are not paid as and when due or within such period as the Administrative Committee may prescribe in its loan policy statement, the Administrative Committee may declare the loan to be in default.  The Administrative Committee may take such actions, as it deems appropriate in accordance with its written loan policy statement, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan.  Among other things, the Administrative Committee’s actions may include causing all or any portion of the borrower’s Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant’s Account balance until such time as such reduction, if treated as a distribution, will not breach the special distribution restrictions of Code Section 401(k)(2)(B).

Suspension of Repayments for Leaves

.  Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4) and, to the extent determined by the Administrative Committee, under applicable Treasury Regulations.  In addition, during a period of military leave, the interest rate under an outstanding loan will be reduced to the extent necessary to comply with the Servicemembers Civil Relief Act of 2003.

10.8Recordkeeper Transition Rule

.

For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article X to the contrary, the Administrative Committee may designate a period during which no withdrawals or loans will be permitted.

10.9General Rules

.

Election to Withdraw

.  All applications to withdraw will be made at such time as the Administrative Committee may reasonably request, and will be on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such manner as the Administrative Committee may prescribe.

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Payment of Withdrawal

.  The amount of any withdrawal will be paid to a Participant in a single-sum cash payment in accordance with the procedures established by the Administrative Committee.  Notwithstanding the foregoing, to the extent that a portion of a Participant’s Account that is to be withdrawn is invested in the Company Stock Fund, such withdrawal will be made in the form of Company Stock or cash, at the election of the Participant.  At the time of making any withdrawals for a Participant, his or her Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his or her Account pursuant to the policies of the Administrative Committee.  Withdrawals will be deducted from Investment Funds in which the Participant’s Account is invested in accordance with procedures established by the Administrative Committee.  Any withdrawal will be treated as a payment of benefits under Article XI and all of the requirements of that Article.

Article XI

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PAYMENT OF BENEFITS FROM ACCOUNTS

11.1Benefits Payable for Reasons Other Than Death

.

General Rule Concerning Benefits Payable

.  In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsection (c) hereof and Section 11.3, if a Participant severs from employment with all Affiliates for any reason other than death, he or she (or his or her Beneficiary, if he or she dies after such severance from employment) will be entitled to receive or begin receiving a distribution of the vested amount credited to his or her Account, determined as of the Valuation Date on which such distribution is processed.  For purposes of this Article XI, the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.  Notwithstanding anything in this Article XI to the contrary, distributions of the portion of a Participant’s Account attributable to money purchase pension plan contributions transferred from the Schiffenhaus Packaging Corp. 401(k) Plan will be subject to the terms of this Article XI except as otherwise provided in Schedule E hereto.

Timing of Distribution

.

(1)Except as otherwise provided in this subsection (b), benefits payable to a Participant under this Section will be distributed or commence to be distributed as soon as administratively practicable after the later of (i) the date the Participant severs from employment with all Affiliates for any reason other than death or (ii) the date such Participant submits a written election (or an election through an electronic medium) to receive or begin receiving such benefits in such manner as provided by the Administrative Committee.  In order for such Participant’s election to be valid, his or her election must be filed with the Administrative Committee within the 180-day period ending on such distribution date or distribution commencement date, and the Administrative Committee (no later than 30 days and no earlier than 180 days before such distribution date) must have presented him or her with a notice informing him or her of his or her right to defer his or her distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive or begin receiving his or her distribution before the end of such period.

(2)Notwithstanding the foregoing provisions of this subsection (b), in the event that the vested portion of the Account of any Participant who severs from the employment of all Affiliates is less than or equal to $1,000, the full vested amount of such benefit automatically will be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant severs from employment.  In addition, in the event that the vested portion of the Account of any Participant who has previously severed from the employment of all Affiliates (and has not become re-employed by an Affiliate) is less than or equal to $1,000, the Administrative Committee may, in its sole discretion and at such time(s) as it may determine, provide that the full vested amount of such benefit will automatically be paid to such Participant in one single-sum, cash-out distribution.  The cashout provisions of this Section will not apply

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to a Participant who has commenced payment of his or her account in the form of installments.  In the event a Participant has no vested interest in his or her Account at the time of his or her severance from employment, he or she will be deemed to have received a cash-out distribution of his or her Account at the time of his or her severance from employment, and the forfeiture provisions of Section 9.3 will apply.

(3)Notwithstanding anything in the Plan to the contrary, unless a Participant elects to further defer the distribution of his or her benefit or fails to submit a claim for such distribution, in no event will payment of the Participant’s benefit be made or commence later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he or she commenced participation in the Plan, or (iii) the date he or she actually severs from employment with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made or commence hereunder, payment will be made or commence no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.

(4)Notwithstanding anything in the Plan to the contrary, the Participant’s Account will be distributed or commence to be distributed no later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant terminates employment with all Affiliates; provided, if such Participant is a 5 percent owner (as defined in Code Section 416), benefit payments will be made or commence no later than the April 1 following the calendar year in which the Participant attains age 70½.  All distributions will be made in accordance with Code Section 401(a)(9), including the incidental benefit rules of Code Section 401(a)(9)(G), Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9 and any other provisions reflecting Code Section 401(a)(9) that are prescribed by regulation, revenue ruling, notices and other IRS guidance.

Delay Upon Reemployment

.  If a Participant becomes eligible to receive a benefit payment in accordance with the terms of subsection (a) and subsequently is reemployed by an Affiliate prior to the time his or her Account has been distributed in full, the distribution to such Participant will be delayed until such Participant again becomes eligible to receive a distribution from the Plan.

11.2Death Benefits

.

If a Participant dies before payment of his or her benefits from the Plan has been completed, the Beneficiary or Beneficiaries designated by such Participant in his or her latest beneficiary designation form filed with the Administrative Committee in accordance with the terms of Section 11.6 will be entitled to receive a distribution of the total of the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which the distribution is processed.  Benefits will be distributed to such Beneficiary or Beneficiaries as soon as administratively feasible after the date of the Participant’s death (or, if later, after timing restrictions and requirements under the Code are satisfied).  As required by Code Section 401(a)(9), except for distributions made to such Participant’s Spouse, in no event will any such

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distribution be made later than 5 years after the date of the Participant’s death, unless (i) the Participant’s benefit will be distributed to a Beneficiary over the life of such Beneficiary or over a period certain not extending beyond the life expectancy of such Beneficiary, and (ii) the distribution begins no later than December 31 of the calendar year immediately following the calendar year of the Participant’s death.  The Administrative Committee may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the written consent of such Beneficiary.  A Beneficiary may disclaim his or her portion of a Participant’s Account by providing the Administrative Committee written notification pursuant to Code Section 2518(b) in accordance with procedures that the Administrative Committee may adopt from time to time.

11.3Restrictions on Distributions from Before-Tax, Roth, Safe Harbor Matching and Supplemental Accounts

.

Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax, Roth, Safe-Harbor Matching and Supplemental Accounts and (ii) amounts in a Participant’s Transfer Accounts relating to (A) before-tax contributions, (B) Roth contributions, (C) company contributions used to satisfy the Code Section 401(k) actual deferral percentage test, or (D) company contributions used to satisfy the Code Section 401(m) actual contribution percentage test will not be distributable to such Participant earlier than the earliest of the following to occur:

(a)	The Participant’s death or Disability;
(b)	The Participant’s severance from employment within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2);
(c)	The termination of the Plan, provided that the requirements of Treasury Regulation Section 1.401(k)-1(d)(4) are satisfied;
(d)	The attainment by such Participant of age 59½;
(e)	The Participant’s incurrence of a financial hardship; or
(f)	The Participant qualifying for a “qualified reservist distribution” as defined in Code Section 72(t)(2)(G)(iii).

11.4Forms of Distribution

.

Method

.

Single-Sum Payment

.  Except as provided in subsection (a)(2) or (a)(3) hereof, the payment of any distribution from the Plan to a Participant or Beneficiary will be in the form of a single-sum payment.

Installments

.  A Participant or Beneficiary whose vested Account exceeds $1,000 may elect periodic installments made in equal (as adjusted for investment earnings and losses between payments) quarterly installments of at least $100, subject to the terms of subsections (a)(2)(A) through (a)(2)(G) hereof.

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(A)If a Participant selects payment in the form of installments over a period certain, the maximum length thereof will be the joint life expectancy of such Participant and his or her designated Beneficiary.

(B)If a Participant dies after the payment of benefits from the Plan has begun but before his or her entire benefit has been distributed, his or her Beneficiary may elect at any time thereafter to receive the remainder of the deceased Participant’s vested Account in the form of a single-sum payment or to continue to receive the same installment payments which would have been paid to the deceased Participant if he or she had survived.

(C)If a Participant dies before payment of his or her benefits from the Plan is made or commenced and his or her Beneficiary elects payment in the form of installments over a period certain and the Beneficiary is the Participant’s Spouse, the maximum length of the installment period will be the life expectancy of such Beneficiary, and if the Beneficiary is not the Participant’s Spouse, the installment period certain may not exceed the period ending on December 31 of the calendar year containing the 5th anniversary of the Participant’s death, unless (i) the Participant’s benefit will be distributed to the Beneficiary over the life of such Beneficiary or over a period certain not extending beyond the life expectancy of such Beneficiary, and (ii) the distribution begins no later than December 31 of the calendar year immediately following the calendar year of the Participant’s death.

(D)If a Participant selects payment in the form of installments, the initial value of the obligation for the installment payments will be equal to the amount of the Participant’s vested Account balance on the day payments are scheduled to commence.

(E)If installment payments of a Participant’s benefit from the Plan have begun, then at any time thereafter the Participant or his or her Beneficiary (following the Participant’s death) may elect to receive the remaining Account balance in the form of a single-sum payment.

(F)If a Beneficiary who has begun receiving installment payments dies prior to the full payment thereof, the remaining vested amount of the Account balance will be distributed to the designated beneficiary of such Beneficiary or, if no such beneficiary has been designated or survives, to the estate of such Beneficiary.

(G)Notwithstanding anything herein to the contrary, distributions from the Plan will comply with the incidental benefit rules of Code Section 401(a)(9)(G) and the regulations thereunder.

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(3)Partial Distributions.  A Participant or Beneficiary whose vested Account exceeds $1,000 may elect to receive a partial distribution at any time and from time-to-time before he or she elects a single-sum payment of his or her entire Account or is required to receive his or her Account pursuant to Section 11.1(b)(4).

Direct Rollover Distributions

.

(1)

If a Participant, Surviving Spouse, a spousal alternate payee under a qualified domestic relations order, or Beneficiary who is the recipient of any Eligible Rollover Distribution elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution will be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, the portion of an Eligible Rollover Distribution that consists of after-tax employee contributions may be transferred only to (i) an individual retirement account or annuity described in Code Section 408(a) or (b), or (ii) a qualified defined contribution plan described in Code Section 401(a), 403(a) or 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  For purposes of this provision, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).

(2)

If a Participant, Beneficiary or a spousal alternate payee under a qualified domestic relations order who is the recipient of any Eligible Rollover Distribution elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution will be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan; provided, the portion of an Eligible Rollover Distribution that consists of after-tax employee contributions may be transferred only to (i) an individual retirement account or annuity described in Code Section 408(a) or (b), or (ii) a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Assets Distributed

.  Except as otherwise provided in the following sentence, any distribution made to a Participant or Beneficiary will be made in the form of cash.  To the extent that a portion of a Participant’s or Beneficiary’s Account is invested in the Company Stock Fund, a distribution will be made in whole shares of Company Stock, at the election of the Participant or Beneficiary.  Any fractional shares of Company Stock will be paid in cash.

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11.5Qualified Domestic Relations Orders

.

In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan will pay the benefit subject to the qualified domestic relations order to the prescribed alternate payee(s) at such time and in such form as will be described in the qualified domestic relations order and permitted under Section 16.1(b).  If the qualified domestic relations order requires immediate payment, the specified benefit will be paid to the alternate payee as soon as practicable after the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied.  To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee will include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution.  If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his or her Account will be reduced accordingly and will be subject to the distribution provisions in this Article XI.  To the extent required under a qualified domestic relations order, the Administrative Committee will establish a separate account (and any appropriate subaccount) for the benefit of the alternate payee.

11.6Beneficiary Designation

.

General

.  In accordance with the terms of this Section, Participants will designate and from time to time may redesignate their Beneficiary or Beneficiaries of the benefits described in this Article XI in such form and manner as the Administrative Committee may determine.  A Participant will be deemed to have named his or her Surviving Spouse, if any, as his or her sole primary Beneficiary unless his or her Spouse consents to the payment of all or a specified portion of the Participant’s benefit to a primary Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish.  Notwithstanding the foregoing, a married Participant may designate a non-Spouse primary Beneficiary without a Qualified Spousal Waiver (unless otherwise required by a qualified domestic relations order) if the Participant establishes to the satisfaction of the Administrative Committee: (i) that he or she has no Spouse or that his or her Spouse cannot be located; (ii) that he or she is legally separated from his or her Spouse or that he or she has been abandoned by his or her Spouse (within the meaning of local law) and he or she has a court order to such effect; or (iii) that such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe.

No Designation or Designee Dead or Missing

.  In the event that:

(1)A Participant dies without designating a Beneficiary;

(2)The Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

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(3)The Beneficiary designated by a Participant cannot be located by the Administrative Committee, by checking the Beneficiary’s last known address, when benefits are to commence to such person;

then, in any of such events, the Beneficiary of such Participant will be the Participant’s Surviving Spouse, if any, and if not, then the estate of the Participant; provided, if the Participant does not have a Surviving Spouse (or the Surviving Spouse cannot be located within a reasonable period after the Participant’s death), and no claim has been made on behalf of the Participant’s estate within a reasonable period of time after the Participant’s death, then, to the extent any individual(s) whom the Administrative Committee in its sole discretion determines to be heirs and/or relatives of the deceased Participant make an affirmative claim for payment of the deceased Participant’s Account, the Administrative Committee in its sole discretion may determine that the Beneficiary will be some or all of such heirs and/or relatives of the Participant, and payment to such Beneficiary will be deemed in full satisfaction of the Participant’s benefits under the Plan, without further liability with respect to such Participant’s benefits on the part of the Plan, any Participating Company, the Administrative Committee or the Trustee.  Notwithstanding the foregoing, in no event will the Administrative Committee have any obligation to search for any heirs or relatives of the deceased Participant, whether by publication or otherwise.

11.7Claims

.

Rights

.  If a Participant, Beneficiary or any other individual (collectively referred to herein as “claimant” or “claimants”) has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan or Trust, including but not limited to claims for benefits and complaints concerning the investment of Plan assets (collectively referred to herein as “claim” or “claims”), the claimant must submit the claim in accordance with the procedures set forth in this Section.  All such claims must be submitted within the “applicable limitations period.”  The “applicable limitations period” will be 2 years, beginning on (i) in the case of any lump-sum payment, the date on which the payment was made, (ii) in the case of a periodic payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the action complained of occurred.  Additionally, upon denial of an appeal of any claim pursuant to subsection (c) hereof, a claimant will have 90 days within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such 90-day period will be precluded.

Procedure

.  Claims for benefits under the Plan may be filed with the Administrative Committee in writing in accordance with subsection (b)(1) or (b)(2) hereof, as applicable.

Generally

.  Except as provided in subsection (b)(2) hereof, the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension will not exceed one additional, consecutive 90-day period.  In the event the claim is denied, the notice of the disposition of the claim

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will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

Claims Based on an Independent Determination of Disability

.  With respect to a claim for benefits under the Plan based on Disability (other than (i) eligibility for Social Security disability benefits, or (ii) approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company), the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 45 days after the application therefor is filed; provided, if matters beyond the control of the Administrative Committee require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 45-day period, and such extension will not exceed one additional, consecutive 30-day period; and, provided further, if matters beyond the control of the Administrative Committee require an additional extension of time for processing the claim, the Administrative Committee will furnish written notice of the second extension to the claimant prior to the end of the initial 30-day extension period, and such extension will not exceed an additional, consecutive 30-day period.  Notice of any extension under this subsection (b)(2) will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues.  In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.  The denial notice will also include (i) a discussion of the decision to deny the claim, including an explanation of why the Administrative Committee disagreed with expert opinions the claimant submitted, if any; (ii) a copy of the specific rule, guideline or criteria, if any, that was relied on in denying the claim or, alternatively, a statement that no such rule, guideline or criteria exists; and (iii) a statement of the claimant’s right to review and receive copies of all documents, records and other information relevant to the claim free of charge.  Furthermore, the denial notice will be provided in a culturally and linguistically appropriate manner, as described in Department of Labor Regulation Section 2560.503–1(o).

Review Procedure

.  Any claimant whose claim has been denied, or his or her duly authorized representative, will be entitled, upon request to the Administrative Committee, to appeal the denial of his or her claim in accordance with subsection (c)(1) or (c)(2) hereof, as applicable.  The claimant or his or her duly authorized representative may review pertinent documents related to the Plan and in the Administrative Committee’s possession, free of charge, in order to prepare the appeal.

Generally

.  Except as provided in subsection (c)(2) hereof, the form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60

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days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof.  The Administrative Committee’s decision will be made within 60 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension will not exceed one additional 60-day period.  If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, and state the claimant’s right to bring a civil action under ERISA Section 502(a).

Claims Based on an Independent Determination of Disability

.  With respect to an appeal of a denial of benefits under the Plan based on Disability (other than (i) eligibility for Social Security disability benefits, or (ii) approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by a Participating Company), the form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 180 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof.  The Administrative Committee’s decision will be made within 45 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 45-day period, and such an extension will not exceed one additional 45-day period.  The Administrative Committee’s review will not afford deference to the initial adverse benefit determination and will be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.  In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Administrative Committee will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.  Before the appeal may be denied based on a new or additional rationale, the rationale will be provided to the claimant, at no cost, and the claimant will be allowed a reasonable opportunity to respond.  The claimant will also be provided, at no cost, with any new or additional evidence considered, relied on or generated by the Plan in connection with the claim and allowed a reasonable opportunity to respond.  If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, state the claimant’s right to bring a civil action under ERISA Section 502(a), including any contractual limitations period that applies under the Plan and the date on which the limitations period expires, and identify all medical or vocational experts whose advice was obtained by the Administrative Committee in connection with a claimant’s adverse benefit determination.  The denial notice will also include (i) a discussion of the decision to deny the appeal, including an explanation of why the Administrative Committee disagreed with expert opinions the claimant submitted, if any; and (ii) a copy of the specific rule, guideline or criteria, if any, that was relied on in denying the claim

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or, alternatively, a statement that no such rule, guideline or criteria exists.  Furthermore, the denial notice will be provided in a culturally and linguistically appropriate manner, as described in Department of Labor Regulation Section 2560.503–1(o).

Satisfaction of Claims

.  Any payment to a Participant or Beneficiary, or to his or her legal representative or heirs at law, all in accordance with the provisions of the Plan, will to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee, and the Participating Companies, any of whom may require such Participant, Beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as will be determined by the Trustee, the Administrative Committee or the Participating Companies, as the case may be.  If receipt and release will be required but execution by such Participant, Beneficiary, legal representative or heirs at law will not be accomplished so that the terms of Section 11.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court will direct, for disposition in accordance with the order of such court, and such distribution will be deemed to comply with the requirements of Section 11.1(b).

Requirement to Exhaust Administrative Remedies

.  Timely completion of the claim and appeal procedures described in this Section will be a condition precedent to the commencement of any legal or equitable action in connection with any claim by a claimant or by any other person or entity claiming rights through such claimant.

11.8Explanation of Rollover Distributions

.

Within a reasonable period of time (as defined for purposes of Code Section 402(f)) before making an Eligible Rollover Distribution (which may include certain withdrawals permitted under Article X) from the Plan to a Participant, Surviving Spouse or alternate payee, the Administrative Committee will provide such Participant, Surviving Spouse or alternate payee with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, (iv) a description of the consequences of the Participant’s failing to defer the receipt of such distribution, and (v) such other terms and provisions as may be required under Code Section 402(f) and the regulations thereunder.

11.9Unclaimed Benefits

.

In the event a Participant or Beneficiary becomes entitled to benefits under this Article XI and the Administrative Committee is unable to locate such Participant or Beneficiary (after such diligent efforts as the Administrative Committee in its sole discretion deems appropriate) the full Account of such Participant or Beneficiary will be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant or Beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account, the amount of such abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) will be

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restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant or Beneficiary, as appropriate.  For purposes of this Section 11.9, any benefit check that remains uncashed for a reasonable period of time (as determined by the Administrative Committee) may be deemed abandoned and treated as a Forfeiture subject to the provisions of this Section 11.9.  If this Plan is terminated before an Account is treated as a Forfeiture under this Section 11.9 and the Administrative Committee, after making a reasonable effort to do so, is unable to locate a Participant or Beneficiary, then the Account may be applied to pay administrative expenses of this Plan and Trust Fund in the Plan Year in which the Plan terminates.

11.10Recovery of Mistaken Payments

.

If any benefit is paid to a Participant or Beneficiary in an amount that is greater than the amount payable under the terms of the Plan, the Plan will recover the excess benefit amount by eliminating or reducing the Participant’s or Beneficiary’s future benefit payments.  If no further benefits are payable to the Participant or Beneficiary under the Plan, the Administrative Committee, in its discretion, may employ such means as are available under applicable law to recover the excess benefit amount from the Participant or Beneficiary.

11.11Recordkeeper Transition Rule

.

For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article XI to the contrary, the Administrative Committee may designate a period during which no distributions will be permitted.

Article XII

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ADMINISTRATION

12.1Administrative Committee; Members

.

The Administrative Committee will consist of the individuals holding the following offices or positions with the Controlling Company (or the officer performing substantially similar functions), each to serve until removed in accordance with this Section 12.1 or until ceasing to be employed by the Controlling Company or an Affiliate:

Chief Financial Officer

General Counsel

Treasurer

Senior Human Resources Officer

Compliance Manager, Benefits

In the event that any of the above members cease to be employed by the Controlling Company or an Affiliate, or cease to hold the above-designated office or an office with substantially similar functions, the successor to his or her office (including a successor officer performing substantially similar functions for the Controlling Company) will replace him or her on the Administrative Committee.  The Administrative Committee, acting by a majority of its members, will have the exclusive authority to add (individually or by office), remove or replace members at any time.  A member may resign at any time by written resignation to the remaining members.

12.2Organization of Administrative Committee

.

The Administrative Committee may elect a Chairman and a Secretary from among its members.  In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of the Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate.  The compensation of any agents who are not full-time Employees of a Participating Company will be fixed by the Administrative Committee and will be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee.  The Administrative Committee will act by majority vote or by resolutions signed by a majority of the Administrative Committee members, provided that any member may act without formal approval of a majority of the Administrative Committee as necessary to facilitate the day-to-day operation and administration of the Plan.  Its members will serve as such without compensation.

12.3Powers and Responsibility

.

Fiduciary Responsibilities

.  The Administrative Committee will fulfill the duties of “administrator” as set forth in ERISA Section 3(16) and will have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement.  The Administrative Committee, acting in its role as a Named Fiduciary, will have the following duties and responsibilities:

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(1)The complete and final discretionary authority to construe the Plan and to determine all questions that will arise thereunder;

(2)To have all powers elsewhere herein conferred upon it;

(3)The complete and final discretionary authority to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;

(4)The complete and final discretionary authority to determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;

(5)The complete and final discretionary authority to make factual findings with respect to claims for benefits;

(6)To maintain and retain records relating to Participants and Beneficiaries;

(7)To prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;

(8)To prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;

(9)To prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(10)As permitted in the Trust Agreement, to provide directions to the Trustee with respect to methods of benefit payment, and all other matters where called for in the Plan or requested by the Trustee;

(11)To engage assistants and professional advisers;

(12)To arrange for fiduciary bonding as required by law;

(13)To provide procedures for determination of claims for benefits; and

(14)To delegate any recordkeeping or other administerial duties hereunder to any other person or third party;

all as further set forth herein.

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Other Powers

.  In addition to serving as administrator of the Plan, the Administrative Committee has been vested with the authority to take certain actions on behalf of the Controlling Company as settlor of the Plan, including the authority to amend the Plan as provided for in Article XIV, to grant service with predecessor employers as provided in Sections 1.95(e) and 1.96(f) and to establish special eligibility rules as provided in Section 2.1(f).  In addition, the Controlling Company may from time to time delegate to the Administrative Committee or to any member thereof the authority to take other actions on behalf of the Controlling Company as settlor of the Plan, including the authority to determine the employer contributions and other benefits provided under the Plan.  In exercising such authority and in taking any other action on behalf of the Controlling Company as settlor of the Plan, the Administrative Committee will not be deemed to be acting as a Plan fiduciary.

12.4Delegation

.

The Administrative Committee will have the power to delegate specific fiduciary, administrative and ministerial responsibilities (other than Trustee responsibilities).  Such delegations may be to officers or employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Administrative Committee.  References in the Plan to the Administrative Committee are deemed to include any person authorized to act on its behalf pursuant to this Section.

12.5Reporting and Disclosure

.

The Administrative Committee will keep all individual and group records relating to Participants and Beneficiaries and all other records necessary for the proper operation of the Plan.  Such records will be made available to the Participating Companies and to each Participant and Beneficiary for examination during normal business hours except that a Participant or Beneficiary may examine only such records as pertain exclusively to the examining Participant or Beneficiary and the Plan and Trust Agreement.  The Administrative Committee will prepare and will file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations thereunder.  This provision will not be construed as imposing upon the Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved, published or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by the Plan.

12.6Construction of the Plan

.

The Administrative Committee will take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error.  Such remedial steps may include, but are not limited to, taking any voluntary corrective action under any correction program available through the Internal Revenue Service, Department of Labor or other administrative agency.  The Administrative Committee, in its sole and full discretion, will interpret the Plan and will determine the questions arising in the administration, interpretation and application of the Plan.  The Administrative Committee will endeavor to act, whether by

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general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly.  The Administrative Committee will correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.

12.7Investment Committee

.

Members

.  The Investment Committee will consist of the individuals holding the following offices or positions with the Controlling Company (or the officer performing substantially similar functions), each to serve until removed in accordance with this Section 12.7 or until ceasing to be employed by the Controlling Company or an Affiliate:

Chief Financial Officer

General Counsel

Treasurer

Senior Human Resources Officer

Manager Corporate Finance & Pension

In the event that any of the above members cease to be employed by the Controlling Company or an Affiliate, or cease to hold the above-designated office or an office with substantially similar functions, the successor to his or her office (including a successor officer performing substantially similar functions for the Controlling Company) will replace him or her on the Investment Committee.  The Investment Committee, acting by a majority of its members, will have the exclusive authority to add (individually or by office), remove or replace members at any time.  A member may resign at any time by written resignation to the remaining members.

Duties

.  The Investment Committee also will carry out the Controlling Company’s responsibility and authority:

(1)to establish and maintain an investment policy for the Plan;

(2)to select and periodically review investment funds under the Plan;

(3)if determined appropriate by the Investment Committee, to appoint one or more persons to serve as investment manager or investment advisor with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;

(4)to allocate the responsibility and authority being carried out by the Investment Committee among the members of the Investment Committee;

(5)to take any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law;

(6)to employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Investment Committee (to the extent

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that the costs for such assistants and advisors are not paid by the Controlling Company, they will be paid at the direction of the Investment Committee from the Trust Fund as an expense of the Trust Fund); and

(7)to provide the Trustee or investment manager with general investment policy guidelines and directions to assist the Trustee or investment manager respecting investments made in compliance with, and pursuant to, the terms of the Plan.

12.8Assistants and Advisors

Engaging Advisors

.  The Administrative Committee and the Investment Committee each will have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable.  To the extent that the costs for such assistants and advisors are not so paid by the Controlling Company, they will be paid at the direction of the Committee from the Trust Fund as an expense of the Trust Fund.

Reliance on Advisors

.  The Administrative Committee, the Investment Committee and the Controlling Company will be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section.  The Administrative Committee, the Investment Committee, the Controlling Company and the Trustee will be fully protected in respect to any action taken by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken will be conclusive upon each of them and upon all other persons interested in the Plan.

12.9Committee Records

.

Notices and Directions

.  Any notice, direction, order, request, certification or instruction of the Administrative Committee or the Investment Committee to the Trustee or any other person will be in writing and will be delivered by a member of the Administrative Committee.  The Trustee and every other person will be entitled to rely conclusively upon any and all such proper notices, directions, orders, requests, certifications and instructions received from the Committee and reasonably believed to be properly delivered, and will act and be fully protected in acting in accordance with any such directions that are proper.

Records

.  All acts and determinations of the Administrative Committee or the Investment Committee will be duly recorded by its Secretary or under his or her supervision, and all such records, together with such other documents as may be necessary for the administration of the Plan, will be preserved in the custody of such Secretary.

12.10Reports

.

The Administrative Committee and the Investment Committee will each provide such reports concerning their activities as may reasonably be requested by the Board of Directors or the Chairman of the Board of the Controlling Company in connection with the Controlling Company’s finances or compensation practices, provided that the receipt of such reports will not be construed as imposing any fiduciary authority or responsibility on any recipient.

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12.11Indemnification

.

Each of the Administrative Committee and the Investment Committee and each member of those Committees will be indemnified by the Controlling Company against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Controlling Company does not consent) and expenses (including attorneys’ fees), reasonably incurred by the Committee or him or her in connection with any action to which the Committee or he or she may be a party (by reason of his or her service as a member of a Committee) except in relation to matters as to which the Committee or he or she  will be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his or her duties. The foregoing right to indemnification will be in addition to such other rights as such Committee or each Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind and will survive the member’s termination of service on the Committee and termination of employment with the Controlling Company and its affiliates.  Rights granted hereunder will be in addition to and not in lieu of any rights to indemnification to which such Committee or each Committee member may be entitled pursuant to the articles of incorporation or by-laws of the Controlling Company.  Service on the Administrative or Investment Committee will be deemed in partial fulfillment of a Committee member’s function as an employee, officer and/or director of the Controlling Company, if he or she serves in such other capacity as well.

Article XIII

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ALLOCATION OF AUTHORITY AND RESPONSIBILITIES

13.1Controlling Company

.

General Responsibilities

.  The Controlling Company, as the Plan sponsor, will have the following authority and responsibilities:

(1)To appoint the Trustee and to monitor its performance;

(2)To communicate such information to the Trustee, the Administrative Committee and the Investment Committee as each needs for the proper performance of its duties;

(3)To provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants and Beneficiaries; and

(4)To amend and terminate the Plan.

In addition, the Controlling Company will perform such duties as are imposed by law or by regulation and will serve as plan administrator in the absence of an appointed Administrative Committee.

Authority of Participating Companies

.  Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.

13.2Administrative Committee

.

The Administrative Committee will have the authority and responsibilities imposed by Article XII.  With respect to the authority and responsibilities described in Section 12.3(a), the Administrative Committee will be a Named Fiduciary.  The Administrative Committee will have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.  In the event any of the areas of authority and responsibilities of the Administrative Committee overlap with that of any other Plan fiduciary, the Administrative Committee will coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Administrative Committee with respect to such authority and responsibilities ultimately will be controlling.

13.3Investment Committee

.

The Investment Committee, if any is appointed, will be a Named Fiduciary with respect to its authority and responsibilities, as imposed by Article XII.  The Investment Committee will have no authority or responsibilities other than those granted in the Plan and the Trust.

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13.4Trustee

.

The Trustee will be a fiduciary with respect to investment of Trust Fund assets and will have the powers and duties set forth in the Trust Agreement.

13.5Limitations on Obligations of Fiduciaries

.

No fiduciary will have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law.  A fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary’s authority or delegated responsibility.

13.6Delegation

.

Named Fiduciaries will have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities).  Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Named Fiduciary making such delegation.  Any such person may resign by delivering a written resignation to the delegating Named Fiduciary.  Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be assumed or redelegated by the Named Fiduciary.

13.7Multiple Fiduciary Roles

.

Any person may hold more than one position of fiduciary responsibility and will be liable for each such responsibility separately.

Article XIV

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AMENDMENT, TERMINATION AND ADOPTION

14.1Amendment

.

The provisions of the Plan may be amended at any time and from time to time by any officer of the Controlling Company with the authority to act on behalf of the Controlling Company with respect to such matters, or by the Administrative Committee; provided:

(a)No amendment will increase the duties or liabilities of the Trustee without the consent of such party;

(b)	Except as permitted by applicable laws, no amendment will decrease the balance or vested percentage of an Account or eliminate an optional form of benefit; and

(c)Each amendment made by the Administrative Committee will be consistent with the Controlling Company’s compensation practices or as necessary to maintain the tax-exempt status of the Plan.

The Administrative Committee may amend the Plan to reflect changes to negotiated Plan provisions (including levels of matching contributions) with respect to Covered Employees who are covered by a collective bargaining agreement by setting forth in an Exhibit or schedule to the Plan or in other records of the Administrative Committee such changes in negotiated provisions, along with the effective date of such changes, and the schedule or other records will be given the same effect as if its provisions were incorporated within the basic text of the Plan.

14.2Termination

.

Right to Terminate

.  The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of any officer of the Controlling Company with the authority to act on behalf of the Controlling Company with respect to such matters.  In either event, the Administrative Committee, Investment Committee, each Participating Company and the Trustee will be promptly advised of such decision in writing.  (For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan), refer to Section 14.3(e).)

Vesting Upon Complete Termination

.  If the Plan is terminated by the Controlling Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants, Beneficiaries or other successors in interest as of such date will become 100 percent vested and nonforfeitable.  Upon termination of the Plan, the Administrative Committee, in its sole discretion, will instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) to the extent permissible under applicable law, pay over to each Participant the value of his or her interest in a single-sum payment and to thereupon dissolve the Trust.

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Dissolution of Trust

.  In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee’s decision, whichever is later, the assets under the Plan will be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described hereinbelow.  Following completion of the conversion, on a date selected by the Administrative Committee, each individual with an Account under the Plan on such date will receive a distribution of the total amount then credited to his or her Account.  The amount of cash and other property distributable to each such individual will be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined).  In the case of a termination distribution as provided herein, the Administrative Committee may direct the Trustee to take any action provided in Section 11.9 (dealing with unclaimed benefits), except that it will not be necessary to hold funds for any period of time stated in such Section.  Within the expense limitations set forth in the Plan, the Administrative Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies).  Notwithstanding anything in the Plan to the contrary, upon termination of the Plan, the Administrative Committee may elect to transfer a missing Participant’s or Beneficiary’s Account to the Pension Benefit Guaranty Corporation established by ERISA Section 4002, as permitted under ERISA Section 4050(d).

Vesting Upon Partial Termination

.  In the event of a partial termination of the Plan (as provided in Code Section 411(d)(3)), the Accounts of those affected Participants will become 100 percent vested and nonforfeitable and, unless transferred to another qualified plan, will be distributed in a manner and at a time consistent with the terms of Article XI.  For purposes of the preceding sentence, the term “affected Participants” means employed Participants who cease to be Employees due to the act or acts which give rise to the partial termination.

14.3Adoption of the Plan by a Participating Company

.

Procedures for Participation

.  As of the Effective Date, the Controlling Company and the other Affiliates listed on Schedule A hereto will be Participating Companies in the Plan.  The Administrative Committee may designate any other Affiliate as a Participating Company.  The name of each Participating Company, along with the effective date of its participation, may be recorded in the records of the Administrative Committee or on Schedule A hereto.

Single Plan

.  The Plan will be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-1(b)(1).  All assets contributed to the Plan by the Participating Companies will be available to pay benefits to all Participants and Beneficiaries.  Nothing contained herein will be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, Contributions, Forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Administrative Committee.

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Authority under Plan

.  As long as a Participating Company’s designation as such remains in effect, such Participating Company will be bound by, and subject to, all provisions of the Plan and the Trust.  The exclusive authority to amend the Plan and the Trust will be vested in Controlling Company, and no other Participating Company will have any right to amend the Plan or the Trust.  Any amendment to the Plan or the Trust adopted by Controlling Company will be binding upon every Participating Company without further action by such Participating Company.

Contributions to Plan

.  A Participating Company will be required to make Contributions to the Plan at such times and in such amounts as specified in Articles III and VI.  The Contributions made (or to be made) to the Plan by the Participating Companies will be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee will determine.

Withdrawal from Plan

.  The Administrative Committee may terminate the designation of a Participating Company, effective as of any date.  A company’s status as a Participating Company automatically will cease as of the date it ceases to be an Affiliate.  Any such Participating Company which ceases to be a Participating Company will be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued, with respect to its Employees, through the effective date of its withdrawal or termination.  The withdrawing or terminating Participating Company will have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such transfer is approved by the Controlling Company or Administrative Committee in its sole discretion.

14.4Merger, Consolidation and Transfer of Assets or Liabilities

.

Upon approval of any officer of the Controlling Company with the authority to act on behalf of the Controlling Company with respect to such matters, or the Administrative Committee, the Plan may be merged or consolidated with, or assets and liabilities of the Plan may be transferred to, another plan.  In the event of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, each Participant and Beneficiary will have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he or she would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.

Article XV

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TOP-HEAVY PROVISIONS

15.1Top-Heavy Plan Years

.

The provisions set forth in this Article XV will become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and will supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article XV will not apply with respect to such subsequent Plan Year; provided further, the provisions of this Article XV will not apply with respect to any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are met; and, provided further, to the extent that any of the requirements of this Article XIV will no longer be required under Code Section 416 or any other Section of the Code, such requirements will be of no force or effect.

15.2Determination of Top-Heavy Status

.

Application

.  The Plan will be considered a Top-Heavy Plan for a Plan Year if either:

(1)The Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60 percent of the value of the Accounts of all Participants (as determined in accordance with Code Section 416 and the regulations thereunder); or

(2)The Plan is part of a Required Aggregation Group which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;

provided, the Plan will not be considered a Top-Heavy Plan for a Plan Year under subsection (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year.

Special Definitions

.

Determination Date

.  The term “Determination Date” means (i) in the case of the Plan Year that includes the original effective date of the Plan, the last day of such Plan Year (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year, and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under (i) or (ii) above as if the term “Plan Year” means the plan year for each such other qualified plan.  The value of any account balance under any Defined Contribution Plan will be determined as of the most recent valuation date that falls within, or ends with, the 12-month period ending on the

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Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year.

Key Employee

.  The term “Key Employee” means an Employee defined in Code Section 416(i) and the regulations thereunder.

Non-Key Employee

.  The term “Non-Key Employee” means any Employee who is not a Key Employee.  For purposes hereof, former Key Employees will be treated as Non-Key Employees.

Permissive Aggregation Group

.  The term “Permissive Aggregation Group” means a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

Required Aggregation Group

.  The term “Required Aggregation Group” means a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Section 401(a)(4) or 410.

Top-Heavy Group

.  The term “Top-Heavy Group” means a Required or Permissive Aggregation Group with respect to which the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group (determined as of a Determination Date), exceeds 60 percent of a similar sum determined for all Employees.

15.3Top-Heavy Minimum Contribution

.

Multiple Defined Contribution Plans

.  For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate company Contributions (when added to similar contributions made under other Defined Contribution Plans) allocated to the Account of any Active Participant who is a Non-Key Employee will not be less than the Defined Contribution Minimum.  To the extent that the company Contributions are less than the Defined Contribution Minimum, additional company Contributions will be provided under the Plan.

For purposes hereof, a Non-Key Employee will not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or (ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his or her Compensation is less than a stated amount or because he or she failed to make a Deferral Election for such Plan Year.

Defined Contribution and Benefit Plans

.  In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof will be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and

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Defined Benefit Plans which is not less than the Defined Benefit Minimum offset by any benefits provided under the Plan and any other Defined Contribution Plans maintained by any Affiliate.

Defined Contribution Minimum

.  The term “Defined Contribution Minimum” means, with respect to the Plan, a minimum level of company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:

(1)3 percent of such Active Participant’s Compensation for such Plan Year; or

(2)The highest percentage of Compensation at which company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.

For purposes of this subsection (c), (i) qualified nonelective contributions made by the Controlling Company in order to satisfy the non-discrimination tests of Code Section 401(k) or Section 401(m) (for example, Supplemental Contributions) may be treated as company Contributions, (ii) Before-Tax and Roth Contributions (other than Catch-up Contributions) and Matching Contributions will be taken into account as company Contributions for Key Employees, (iii) Matching Contributions (including matching contributions made under a plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met) may be treated as company Contributions and may be taken into account for satisfying the minimum contribution requirement for Non-Key Employees, and (iv) Before-Tax and Roth Contributions will not be taken into account for satisfying the minimum contribution requirement for Non-Key Employees.

Defined Benefit Minimum

.  The term “Defined Benefit Minimum” means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as an annual retirement benefit, being not less than the product of (1) and (2), where:

(1)Equals the Non-Key Employee’s average Compensation for the period of consecutive years (not exceeding 5) when such Non-Key Employee had the highest aggregate Compensation from all Affiliates; and

(2)Equals the lesser of (i) 2 percent times such Non-Key Employee’s number of years of service or (ii) 20 percent.

For purposes of determining the Defined Benefit Minimum, “years of service” will not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and will not include any years of service completed in a plan year beginning before January 1, 1984. Compensation in years before January 1, 1984, and Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan will be disregarded.  All accruals of employer-provided benefits, whether or not attributable to years for

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which the Plan is top-heavy, may be used in determining whether the minimum contribution requirements set forth in this Section are satisfied.

15.4Top-Heavy Minimum Vesting

.

The vesting schedules set forth in Section 9.1 and on Schedule C hereto satisfy the top-heavy minimum vesting requirements.

15.5Construction of Limitations and Requirements

.

The descriptions of the limitations and requirements set forth in this Article XV are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code.  The Participating Companies do not desire or intend, and the terms of this Article XV will not be construed, to impose any more restrictions on the operation of the Plan than required by law.  Therefore, the terms of this Article XV and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

Article XVI

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MISCELLANEOUS

16.1Nonalienation of Benefits and Spendthrift Clause

.

General Nonalienation Requirements

.  Except to the extent permitted by law and as provided in subsection (b), (c) or (d) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan will be subject to the claim of any creditor of a Participant or Beneficiary or to any legal process by any creditor of such Participant or Beneficiary; and neither such Participant nor Beneficiary will have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.

Exception for Qualified Domestic Relations Orders

.

(1)The nonalienation requirements of subsection (a) hereof will apply to the creation, assignment or recognition of a right to any benefit, payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which the Plan or a transferor plan was paying benefits on January 1, 1985.  The Administrative Committee will establish reasonable written procedures to determine the qualified status of a domestic relations order.  Further, to the extent provided under a qualified domestic relations order, a former Spouse of a Participant will be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

(2)The Administrative Committee will establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it.  The Administrative Committee, to the extent provided in a qualified domestic relations order, will direct the Trustee to pay, in a single-sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order.  Such cash-out payment will be made as soon as practicable after the Administrative Committee determines that a domestic relations order is a qualified domestic relations order, or if later, when the terms of the qualified domestic relations order permit such a distribution.  (See also Section 11.5.)  If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits will be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan.

Exception for Loans from the Plan

.  All loans made by the Trustee to any Participant or Beneficiary will be secured by a pledge of the borrower’s interest in the Plan.

Exception for Crimes against the Plan

.  The nonalienation requirements of subsection (a) hereof will not apply to any offset of a Participant’s Account, benefit, payments, proceeds or distributions under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

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(1)The order or requirement to pay arises, on or after August 5, 1997, (i) under a judgment of conviction for a crime involving the Plan; (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA; or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person; and

(2)The judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

16.2Headings

.

The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.3Construction, Controlling Law, Venue

.

In the construction of the Plan, the masculine will include the feminine and the feminine the masculine, and the singular will include the plural and the plural the singular, in all cases where such meanings would be appropriate.  Unless otherwise specified, any reference to a Section will be interpreted as a reference to a Section of the Plan.  The Plan will be construed in accordance with the laws of the State of Georgia and applicable federal laws.  Any action arising out of or in connection with the Plan by an Employee, Beneficiary, or any other individual may only be brought or filed in Federal District Court for the Northern District of Georgia, Atlanta Division.

16.4Legally Incompetent

.

The Administrative Committee may in its discretion direct that payment be made and the Trustee will make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Administrative Committee or the Trustee.

16.5Title to Assets, Benefits Supported Only By Trust Fund

.

No Participant or Beneficiary will have any right to, or interest in, any assets of the Trust Fund upon termination of his or her employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or Beneficiary out of the assets of the Trust Fund.  Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction.  The foregoing sentence notwithstanding, each Participating Company will indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with

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the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences will result from their own willful misconduct or gross negligence.

16.6Legal Action

.

In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee will be the only necessary parties and no Participants, Employees, or former Employees, their Beneficiaries or any other person having or claiming to have an interest in the Plan will be entitled to any notice of process; provided, such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity will be given in the manner and form and at the time so required.  Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding will be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.

16.7Exclusive Benefit; Refund of Contributions

.

No part of the Trust Fund will be used for or diverted to purposes other than the exclusive benefit of the Participants and Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust.  Notwithstanding the foregoing, Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:

Permitted Refunds

.  If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Company’s request, a Contribution which is (i) made by a mistake in fact, or (ii) conditioned upon the deductibility of the Contribution under Code Section 404, will be returned to the Participating Company making the Contribution within 1 year after the payment of the Contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

Payment of Refund

.  If any refund is paid to a Participating Company hereunder, such refund will be made without interest or other investment gains, will be reduced by any investment losses attributable to the refundable amount and will be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant’s Account will be debited directly against such Account.

Limitation on Refund

.  No refund will be made to a Participating Company if such refund would cause the balance in a Participant’s Account to be less than the balance would have been had the refunded contribution not been made.

16.8Plan Expenses

.

As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust will be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company

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requests that the Trustee reimburse it or any other Participating Company for its payment of such expenses.  Upon request, the Trustee will reimburse the Controlling Company for its salary and other labor costs related to the Plan to the extent that such costs constitute proper Plan expenses.  The Administrative Committee may provide for such expenses to be charged against earnings as provided in Section 7.4, Forfeitures as provided in Section 5.6 or Participants’ Accounts (on a per capita basis, in proportion to the value of such Accounts or on any other basis permitted under the Code and ERISA).  The Administrative Committee may provide for any expenses specifically attributable to an Account to be charged against such Account.

16.9Satisfaction of Writing Requirement By Other Means

.

In any circumstance where the Plan requires delivery of a written notice or other document, such requirement may be satisfied by electronic or any other means permitted under applicable law, pursuant to procedures and rules established by the Administrative Committee.

16.10Special Effective Dates

.

The Plan generally is effective as of the Effective Date and is intended to be in compliance with current laws and regulations.  To the extent any such current laws and/or regulations have requisite effective dates other than the Effective Date, the Plan will be deemed to be effective as of such requisite effective dates solely for the purpose of satisfying the applicable legal and regulatory requirements.  Further, to the extent that any provision of the Plan applicable to a Collectively Bargained Participant has an effective date, pursuant to the applicable collective bargaining agreement, other than the Effective Date, such provision will be deemed to be effective as of the effective date specified in the applicable collective bargaining agreement.

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IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by a duly authorized officer on the 30th day of June, 2020.

WESTROCK COMPANY

By:  /s/ Robert B. McIntosh

Title:  Executive Vice President and General Counsel

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